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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Shutterfly, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
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May 13, 2015

To Our Stockholders:

               You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Shutterfly, Inc. to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on June 12, 2015, at 11:00 a.m., local time.

               Enclosed with this letter are a Notice of Meeting and Proxy Statement, which describe the business to be conducted at the Annual Meeting. Also included are a WHITE proxy card and postage-paid return envelope and an Annual Report. WHITE proxy cards are being solicited on behalf of our Board of Directors. Important information about the matters to be acted upon at the Annual Meeting is included in the Notice of Meeting and Proxy Statement. Important information about Shutterfly and its financial performance is included in our Annual Report.

               Your vote will be especially important at the Annual Meeting. As you may have heard, Marathon Partners L.P. (together with its affiliates and related parties, "Marathon") has provided notice of its intent to nominate a slate of up to three nominees for election as directors at the Annual Meeting in opposition to our Board of Directors' recommended nominees.

               The Board of Directors unanimously recommends that you vote FOR the election of all of the Board of Directors' nominees. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Marathon. If you have previously submitted a proxy card sent to you by Marathon, you can revoke that proxy and vote for the Board of Directors' nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card.

               All stockholders of record of our outstanding shares of Common Stock at the close of business on April 24, 2015 are entitled to vote at the meeting.

               Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the enclosed Proxy Statement and vote as soon as possible by following the instructions included on your WHITE proxy card to vote by Internet, by telephone or by mail. Mailing your completed WHITE proxy card or using the telephone or Internet voting systems will not prevent you from voting in person at the meeting if you are a stockholder of record and wish to do so. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at (212) 929-5500.

               Thank you for you continued support of Shutterfly. We look forward to seeing you at the meeting.

Sincerely,

Jeffrey T. Housenbold Chief Executive Officer and President

SHUTTERFLY, INC.
2800 Bridge Parkway
Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2015

Dear Stockholder:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders of Shutterfly, Inc., a Delaware corporation, will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 on June 12, 2015, at 11:00 a.m., local time, for the following purposes:

    1.
    To elect three Class III directors to hold office until our 2018 Annual Meeting of Stockholders;

    2.
    To approve the amendment of our 2006 Equity Incentive Plan;

    3.
    To approve, on an advisory basis, the compensation of our named executive officers;

    4.
    To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

    5.
    To conduct any other business properly brought before the meeting.

              These items of business are more fully described in the Proxy Statement accompanying this Notice.

              Please note that Marathon has notified us that it intends to propose three nominees for election as directors to the Board of Directors at the Annual Meeting in opposition to the nominees recommended by our Board of Directors. You may receive solicitation materials from Marathon, including proxy statements and proxy cards. We are not responsible for the accuracy of any information provided by or relating to Marathon or its nominees contained in solicitation materials filed or disseminated by or on behalf of Marathon or any other statements Marathon may make.

              The Board of Directors does not endorse the Marathon nominees and unanimously recommends that you vote on the WHITE proxy card or voting instruction form "FOR ALL" of the nominees proposed by the Board of Directors. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Marathon. If you have previously submitted a proxy card sent to you by Marathon, you can revoke that proxy and vote for our Board of Directors' nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

              Our stockholders of record at the close of business on April 24, 2015 are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

By Order of the Board of Directors

Jeffrey T. Housenbold Chief Executive Officer and President

Redwood City, California
May 13, 2015

              This Notice and accompanying Proxy Statement will be distributed to stockholders beginning on or about May 13, 2015.

YOUR VOTE IS VERY IMPORTANT

              All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, you are urged to submit the WHITE proxy card in the envelope provided to you, or to use the Internet or telephone method of voting described in your WHITE proxy card so that your shares can be voted at the Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card or voting instruction form.

              If you have questions or need assistance voting your shares please contact:

105 Madison Avenue
New York, New York 10016
proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
 Toll-Free (800) 322-2885

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE ANNUAL MEETING TO BE HELD
ON JUNE 12, 2015

              The Company's Proxy Statement for the Annual Meeting and the Company's Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://ir.shutterfly.com/annuals.cfm.

PROXY STATEMENT

SHUTTERFLY, INC.
28500 Bridge Parkway
Redwood City, California 94065

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I being provided with these materials?

              We have distributed these proxy materials to you beginning on or about May 13, 2015 in connection with the solicitation by the Board of Directors (the "Board") of Shutterfly, Inc. (the "Company," "Shutterfly," "we," "us," or "our") of proxies to be voted at our Annual Meeting of Stockholders to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on June 12, 2015 (the "Annual Meeting"), and at any postponements or adjournments of the Annual Meeting. If at the close of business on April 24, 2015 you were a stockholder of record or held shares of Shutterfly common stock ("shares") through a broker, bank or other nominee, you are invited to vote your shares and attend the meeting.

What proposals will be voted on at the Annual Meeting?

              There are four proposals scheduled to be voted on at the Annual Meeting:

  •
  The election of three Class III director nominees to hold office until our 2018 Annual Meeting of Stockholders (Proposal No. 1).

  •
  Approval of the amendment of our 2006 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 1,900,000 shares on January 1, 2016 and to extend the term (Proposal No. 2).

  •
  Approval, on an advisory basis, of the compensation of our named executive officers (Proposal No. 3).

  •
  Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 (Proposal No. 4).

Have other candidates been nominated for election as directors at the Annual Meeting in opposition to the Board's nominees?

              Yes. Marathon Partners L.P. (together with its affiliates and related parties, "Marathon") has notified us that it intends to nominate three nominees for election to the Board at the Annual Meeting in opposition to the nominees recommended by the Board. The Board does not endorse the Marathon nominees and unanimously recommends that you vote FOR ALL of the nominees proposed by the Board by using the WHITE proxy card accompanying this Proxy Statement. The Board strongly urges you not to sign or return any proxy card sent to you by Marathon. If you have previously submitted a proxy card sent to you by Marathon, you can revoke that proxy and vote for the Board's nominees and on the other matters to be voted on at the Annual Meeting by using the enclosed WHITE proxy card and issuing a later-dated vote.

How does the Board recommend that I vote?

              The Board recommends that you vote your shares on the WHITE proxy card as follows:

  •
  FOR ALL of the three Class III director nominees named in this Proxy Statement to hold office until our 2018 Annual Meeting of Stockholders;

  •
  FOR the amendment of our 2006 Equity Incentive Plan;

  •
  FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the rules of the Securities and Exchange Commission ("SEC"); and

  •
  FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015.

Who can vote at the Annual Meeting?

              Only stockholders of record at the close of business on April 24, 2015 (the "Record Date") will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 37,923,739 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

              If at the close of business on the Record Date your shares were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and return the accompanying WHITE proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee

              If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank or other nominee rather than in your name, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker, bank, or other nominee. The broker, bank, or other nominee holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.

              As a beneficial owner, you have the right to instruct your broker, bank, or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank, or other nominee.

              Given the contested nature of the election, your broker, bank, or other nominee will only be able to vote your shares with respect to any proposals at the Annual Meeting if you have instructed them how to vote. Your broker, bank, or other nominee has enclosed a voting instruction form for you to use to direct the broker, bank, or other nominee regarding how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them. Please return your completed WHITE proxy card or voting instruction form to your broker, bank, or other nominee and contact the person responsible for your account so that your vote can be counted. If your broker, bank, or other nominee permits you to provide voting instructions by Internet or by telephone, you may vote that way as well.

Does my vote matter?

              YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of common stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a "quorum" of stockholders (a majority of the issued and outstanding shares entitled to vote at the meeting) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must postpone the Annual Meeting and solicit additional proxies. This is an expensive and time-consuming process, and in the past only a few stockholders have spent the time or money to attend stockholder meetings in person. Voting by proxy is important for us to obtain a quorum, hold the meeting and complete the stockholder vote. Your vote will be especially important at the Annual Meeting this year in light of Marathon's notice to us that it intends to nominate three nominees for election as directors to the Board in opposition to the nominees recommended by our Board.

How do I vote?

              You may vote by mail or follow any alternative voting procedure described on the WHITE proxy card. To use an alternative voting procedure, follow the instructions on each WHITE proxy card that you receive. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

              If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying WHITE proxy card, over the Internet or by telephone. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the meeting and vote in person. If you vote in person, your previously submitted proxy will be disregarded.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the WHITE proxy card, complete, sign and date the accompanying WHITE proxy card and return it promptly in the pre-paid envelope provided. If you return your signed WHITE proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the Internet or by telephone, follow the instructions included on your WHITE proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

              If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction card and voting instructions with a copy of the Company's proxy materials from your broker, bank, or other nominee rather than from us. To ensure that your vote is counted, complete and mail the voting instruction card provided by your broker, bank, or other nominee. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other nominee. Follow the instructions from your broker, bank, or other nominee included with the Company's proxy materials, or contact your broker, bank, or other nominee to request a proxy form.

How do I vote by Internet or telephone?

              If you wish to vote by Internet or telephone, you may do so by following the voting instructions included on the WHITE proxy card. Please have each WHITE proxy card you received in hand when you vote over the Internet or by telephone as you will need information specified on the WHITE proxy card to submit your vote. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on June 11, 2015. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

              The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

How many votes do I have?

              On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 24, 2015, the Record Date for the Annual Meeting.

Who counts the votes?

              We will appoint an independent inspector of election to receive and tabulate the proxies and certify the results.

What should I do if I receive a proxy card from Marathon?

              Marathon has notified us that it intends to nominate three nominees for election as directors to the Board at the Annual Meeting in opposition to the nominees recommended by the Board. If Marathon proceeds with its alternative nominations, you may receive proxy solicitation materials from Marathon, including an opposition proxy statement and proxy card. Shutterfly is not responsible for the accuracy of any information contained in any proxy solicitation materials used by Marathon or any other statements that it may otherwise make.

              The Board does not endorse the Marathon nominees and unanimously recommends that you disregard any proxy card or solicitation materials that may be sent to you by Marathon. Voting to "WITHHOLD" with respect to any of Marathon's nominees on its proxy card is not the same as voting for the Board's nominees because a vote to "WITHHOLD" with respect to any of Marathon's nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the Marathon proxy card, you have every right to change your vote by voting by Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting. See "Can I change my vote after submitting my proxy?" below. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at (212) 929-5500.

What does it mean if I receive more than one set of materials with a WHITE proxy card?

              It generally means your shares are registered differently or are in more than one account. For example, you may own some shares directly as a stockholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations you may receive multiple sets of proxy materials. In order to vote all the shares you own, you must complete, sign and return all of the WHITE proxy cards or follow the instructions for any alternative voting procedure on each of the WHITE proxy cards you receive. Each WHITE proxy card you received came with its own prepaid return envelope. If you vote by mail, make sure you return each WHITE proxy card in the return envelope that accompanied that WHITE proxy card.

              If Marathon proceeds with its previously announced alternative director nominations, you will likely receive multiple mailings from Marathon, and we will likely conduct multiple mailings prior to the date of the Annual Meeting so that stockholders have our latest proxy information and materials to vote. We will send you a new WHITE proxy card with each mailing, regardless of whether you have previously voted. Only the latest validly executed proxy you submit will be counted. If you wish to vote as recommended by the Board, you should only submit the WHITE proxy cards. See "What do I do if I receive a proxy card from Marathon?" below for more information.

What if I return a WHITE proxy card but do not make specific choices?

              If you return a signed and dated WHITE proxy card but you do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Can I change my vote after submitting my proxy?

              Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

  •
  you may submit another properly completed proxy with a later date;

  •
  you may send a written notice that you are revoking your proxy to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065; or

  •
  you may attend the Annual Meeting and give notice to the Inspector of Elections that you intend to vote your shares in person.

              If you are the beneficial owner of shares held in street name by your broker, bank, or other nominee, then you should follow the instructions they provide on how to vote the shares in your account.

              If you have previously signed a proxy card sent to you by Marathon, you may change your vote by voting by Internet or by telephone by following the instructions on your WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Submitting a proxy card sent to you by Marathon will revoke votes you have previously made using Shutterfly's WHITE proxy card.

              Only the latest validly executed proxy that you submit will be counted.

What are broker non-votes?

              Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in street name for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal.

              In an uncontested situation, a broker is entitled to vote shares held for a beneficial owner on "routine" matters without instructions from the beneficial owner of those shares. However, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on "non-routine" matters, such as the election of our directors (Proposal No. 1), the amendment of our 2006 Equity Incentive Plan (Proposal No. 2) and the vote, on an advisory basis, to approve the compensation of our named executive officers (Proposal No. 3).

              Given the contested nature of the election, the rules of the New York Stock Exchange governing brokers' discretionary authority (which apply to brokers' authority with respect to companies listed on the NASDAQ Stock Market) do not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the Annual Meeting, whether "routine" or not.

              If your shares are held in street name by a broker, bank or other nominee, it is critical that you cast your vote and instruct your broker, bank, or other nominee on how to vote if you want your vote to count at the Annual Meeting. If your shares are held in street name and you do not instruct your broker, bank, or other nominee how to vote on the proposals to be voted on at the Annual Meeting, no votes will be cast on your behalf.

              Broker non-votes, if any, will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares will not be voted on the proposals to be voted on at the Annual Meeting and will not be counted in determining the number of shares necessary for approval.

What are abstentions?

              Abstentions are shares present at the meeting that are voted "ABSTAIN" on any particular proposal. Abstentions are counted for the purpose of determining whether a quorum is present, but are not considered votes cast "FOR" or "AGAINST" a particular proposal.

What is the quorum requirement?

              A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the Record Date are represented by stockholders present at the meeting or by proxy. At the close of business on the Record Date, there were 37,923,739 shares outstanding and entitled to vote. Therefore, in order for a quorum to exist, 18,961,870 shares must be represented by stockholders present at the meeting or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What are the voting requirements to approve each of the proposals?

Election of Directors

              Under our Bylaws a nominee for director shall be elected to the Board if the votes cast for such nominee's election exceed the votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) our Corporate Secretary receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Article I, Section 1.11 of the Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before we first mail our Notice of Meeting for such meeting to our stockholders. If nominees for director are to be elected by a plurality of the votes cast, stockholders are not permitted to vote against a nominee. Instead, stockholders may withhold a vote, which is not considered a vote cast. Nominees for whom votes are withheld will receive fewer votes.

              We expect that directors will be elected by a plurality of the votes cast at the Annual Meeting because Marathon has notified us that it intends to nominate three nominees for election as directors to the Board at the Annual Meeting in opposition to the nominees recommended by our Board and has not yet withdrawn its nominations. Under our Bylaws, if Marathon does not withdraw its nominees on or before May 3, 2015, the election of directors will be by a plurality of the votes cast. Abstentions will not be counted as votes cast for or withheld from a nominee's election and, therefore, will have no effect on the outcome of the election of directors. Broker non-votes will not be considered shares entitled to vote on the election of directors, and therefore, will have no effect on the outcome of the election of directors.

Amendment of 2006 Equity Incentive Plan; Advisory Vote on Executive Compensation; Ratification of PricewaterhouseCoopers LLP

              Under our Bylaws, every matter other than the election of directors shall be decided by the affirmative vote of a majority of the shares of common stock entitled to vote on any such matter that are present in person or represented by proxy at the Annual Meeting and that are voted "FOR" or "AGAINST" the matter. Abstentions are not counted as votes "FOR" or "AGAINST" a particular proposal and, therefore, have no effect on the outcome of the vote on the proposals to amend our 2006 Equity Incentive Plan, vote, on an advisory basis, to approve the compensation of our named executive officers and the ratification of PricewaterhouseCoopers as our independent registered public accounting firm for the year ending December 31, 2015. Broker non-votes, if any, are not considered shares entitled to vote on any of these proposals, and therefore, will have no effect on the outcome of the vote on these proposals.

Who is soliciting my proxy and paying for this proxy solicitation?

              We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. We will also bear the cost of soliciting proxies on behalf of the Board. We will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding shares of our common stock beneficially owned by others in street name so that they may forward these proxy materials to the beneficial owners.

              We have retained the services of MacKenzie Partners, Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies. MacKenzie Partners,  Inc. estimates that approximately 45 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. We expect to pay MacKenzie Partners customary fees, estimated not to exceed approximately $350,000 in the aggregate, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. Our aggregate expenses related to the solicitation, including those of MacKenzie Partners as well as for printing and mailing materials to our stockholders, in excess of those normally spent for an Annual Meeting as a result of the potential proxy contest and excluding salaries and wages of our officers and regular employees, are expected to be approximately $1,400,000, of which approximately $380,000 has been spent to date. We have agreed to indemnify MacKenzie Partners against certain liabilities relating to or arising out of their engagement.

              In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.

              Solicitations may also be made by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, our investor relations website, or otherwise by directors, officers, and other employees of Shutterfly, but we will not additionally compensate its directors, officers, or other employees for these services. Appendix B sets forth information relating to certain of our directors, officers, and employees who are considered "participants" in this proxy solicitation under SEC rules by reason of their position or because they may be soliciting proxies on our behalf.

How can I find out the results of the voting at the Annual Meeting?

              Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the day the Annual Meeting ends. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days after the day final results are available.

When are stockholder proposals for the 2016 Annual Meeting due?

              To be considered for inclusion in next year's proxy materials, a stockholder proposal must be submitted in writing to our Corporate Secretary at 2800 Bridge Parkway, Redwood City, California 94065 no later than January 13, 2016. If you wish to submit a proposal for consideration at our 2016 Annual Meeting but not for inclusion in our proxy statement for that meeting, your proposal must be submitted in writing to the same address no earlier than February 27, 2016 and no later than March 29, 2016. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How do I attend the Annual Meeting and vote in person?

              You are cordially invited to attend the Annual Meeting to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on June 12, 2015, at 11:00 a.m., local time. Attendance at the Annual Meeting will be limited to Shutterfly stockholders as of the close of business on April 24, 2015 (the Record Date). It is important that you let us know in advance whether you plan to attend the meeting by marking the appropriate box on your proxy card if you requested to receive printed proxy materials, or, if you vote by telephone or Internet, indicating your plans when prompted. You will be required to check-in and register before being admitted to the meeting. Check-in and registration will begin promptly at 10:00 a.m., local time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065. Admission will be on a first-come, first-served basis. Please allow ample time for check-in. For security reasons, you and your bags will be subject to search prior to your admittance to the meeting. Cameras, recording devices, and other electronic devices, such as smart phones, will not be permitted at the meeting. Photography is prohibited at the meeting. Please also do not bring large bags or packages to the meeting.

              Each stockholder should be prepared to present valid photo identification, such as a driver's license or passport and stockholders holding their shares through a broker will need to bring proof of beneficial ownership as of the Record Date, such as their most recent account statement reflecting their stock ownership prior to April 24, 2015, a copy of the voting instruction card provided by their broker, bank, trustee or nominee or similar evidence of ownership.

              If you are a stockholder of record and wish to vote in person, we will provide you with a ballot to use to vote at the meeting. If you are a beneficial owner, like a vast majority of our stockholders, and hold shares through a broker, you may not vote your shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker that holds your shares giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described in the Proxy Statement so that your vote will be counted if you later decide not to attend the meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

              Our Board is presently composed of nine members, eight of whom are currently independent directors within the meaning of the listing standards of the NASDAQ Stock Market. These nine directors comprised our full Board in 2014. Our Certificate of Incorporation and Bylaws provide for the Board to be divided into three classes. Each class serves for a three-year term. At the 2015 Annual Meeting, three Class III directors are to be elected to serve until our 2018 Annual Meeting, and until their successors are elected and qualified. The terms of our three Class I directors and three Class II directors expire at our 2016 and 2017 Annual Meetings, respectively.

              The three Class III director nominees are Jeffrey T. Housenbold, our President and Chief Executive Officer, Stephen J. Killeen and James N. White. Each of the nominees is currently a director of Shutterfly, and was previously elected at the 2012 Annual Meeting. Each of the nominees has been recommended by the Governance Committee and approved by the Board. In addition, each of the nominees has consented to serving as a nominee and being named as a nominee in this Proxy Statement, and to serving as a director if elected.

              Biographical information for each of the nominees and each director whose term of office will continue after the upcoming Annual Meeting is set forth in the section titled "Board of Directors" below. We have highlighted in that section, the specific experience, qualifications, and skills that led the Board to conclude that each individual should continue to serve as a director of Shutterfly. In addition to the information set forth in that section, Appendix B sets forth information relating to certain of our directors, officers, and employees who are considered "participants" in this proxy solicitation under the rules of the SEC by reason of their position as Shutterfly directors or because they may be soliciting proxies on our behalf.

              Board Recommendation.    The Board unanimously recommends that you vote on the enclosed WHITE proxy card or voting instruction form "FOR ALL" of the Board's nominees for election: Jeffrey T. Housenbold, Stephen J. Killeen and James N. White.

              Background to the Board's Recommendation in Favor of its Nominees.    The Governance Committee and the Board consider a number of factors and principles in determining the slate of director nominees for election to the Board. In particular, the Governance Committee and the Board considered the following factors and principles to evaluate and select nominees:

  •
  The Board should be composed of directors chosen on the basis of their character, integrity, judgment, skills, business acumen, and experience of particular relevance to our company.

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  The Board should be composed of directors who are highly engaged with our business and are experienced with consumer-facing industries or e-commerce business models.

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  Directors should have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems.

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  Directors should also represent the balanced, best interests of the stockholders as a whole rather than special interest groups or constituencies.

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  Each director should be an individual of the highest character and integrity, with the ability to work well with others and with sufficient time available to devote to the affairs of our company in order to carry out the responsibilities of a director.

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  In addressing the overall composition of the Board, characteristics such as diversity, age, international background, and expertise should be considered as well.

              The Governance Committee and Board have evaluated each of Mr. Housenbold, Mr. Killeen, and Mr. White and each of Marathon's proposed nominees against the factors and principles Shutterfly uses to select nominees for director. Based on this evaluation, our Governance Committee and the Board concluded that it is in the best interests of Shutterfly and its stockholders to vote "FOR ALL" of the Board's nominees to continue to serve as a director of Shutterfly.

              Vote Standard for Election of Directors.    The election of directors will be determined by a plurality of the votes cast. Marathon has notified us of its intent to nominate three individuals for election as directors at the Annual Meeting, which means the election is a contested election as defined in our Bylaws. Under our Bylaws, a plurality of votes cast standard applies in a contested election, unless the stockholder withdraws its nominees at least 10 days prior to the date we first mail the Notice of Meeting. We first mailed the Notice of Meeting to our stockholders on or about May 13, 2015. Accordingly, the deadline for Marathon to withdraw its nominees and for the Board's nominees to be elected by a majority of votes cast standard was May 3, 2015. Under a plurality of votes cast standard, the nominees receiving the highest number of "FOR" votes will be elected. "WITHHOLD" votes will be counted as present for purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

              The persons named as proxies on the WHITE proxy card intend to vote the proxies "FOR ALL" of the nominees unless you indicate on the WHITE proxy card a vote to withhold your vote with respect to any of the nominees. It is expected that all nominees will be able to serve. If before the election one or more of our nominees are unable to serve or for good cause will not serve, the proxy holders will vote the proxies for the remaining nominees and substitute nominees chosen by the Board unless it reduces the number of directors to be elected. If any substitute nominees are designated, we will file an amended Proxy Statement and proxy card that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised Proxy Statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

              The Board does not endorse the Marathon nominees and urges you not to sign or return any proxy card that may be sent to you by Marathon. Voting to "WITHHOLD" with respect to any of Marathon's nominees on its proxy card is not the same as voting for the Board's nominees because a vote to "WITHHOLD" with respect to any of Marathon's nominees on its proxy card will revoke any proxy you previously submitted. If you have already voted using the Marathon proxy card, you have every right to change your vote by voting by Internet or by telephone by following the instructions on the WHITE proxy card, or by completing and mailing the enclosed WHITE proxy card in the enclosed pre-paid envelope. Only the latest validly executed proxy that you submit will be counted — any proxy may be revoked at any time prior to its exercise at the Annual Meeting. See "Can I change my vote or revoke my proxy?" above for more information. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll free at (800) 322-2885 or collect at (212) 929-5500.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE ON THE WHITE PROXY CARD "FOR ALL" OF THE BOARD'S NOMINEES.

Board of Directors

              The following is biographical information as of April 24, 2015 for each nominee for Class III director and each person whose term of office as a Class I or II director will continue after the Annual Meeting.

Name	Age	Position
Jeffrey T. Housenbold	45	President, Chief Executive Officer and Director
Philip A. Marineau	68	Chairman of the Board
Eric J. Keller	62	Director
Stephen J. Killeen	52	Director
Ann Mather	55	Director
Nancy J. Schoendorf	60	Director
Brian T. Swette	61	Director
James N. White	53	Director
Michael P. Zeisser	50	Director

Nominees for Election for a Three-year Term Expiring at the 2018 Annual Meeting

Jeffrey T. Housenbold has served as our President, Chief Executive Officer and a director since January 2005. Prior to joining Shutterfly, Mr. Housenbold served as Vice President of Business Development and Internet Marketing at eBay Inc., an online marketplace for the sale of goods and services, from January 2002 to January 2005. Previously, he was the Vice President & General Manager, Business-to-Consumer Group at eBay from June 2001 to January 2002, and served as Vice President, Mergers & Acquisitions at eBay from March 2001 to June 2001. Mr. Housenbold serves on the boards of directors of Chegg, Inc., and Groupon, Inc. Mr. Housenbold holds Bachelor of Science degrees in Economics and Business Administration from Carnegie Mellon University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration.

During his tenure at Shutterfly, Mr. Housenbold has led Shutterfly through a period of dramatic transformation and revitalization, continued market share gains and sustained revenue growth. Mr. Housenbold has spent more than 20 years in the consumer industry in senior roles at large, complex companies. Mr. Housenbold's knowledge of all aspects of our business, combined with his drive for innovation and excellence, position him well to serve as our President and Chief Executive Officer and member of the Board of Directors.

James N. White has served on our Board of Directors since November 2005. Mr. White has been a Managing Director at Sutter Hill Ventures, a venture capital firm, since October 2000, where he specializes in investments in consumer-facing, enterprise application and infrastructure solutions technology companies. Mr. White previously held senior executive positions at Macromedia, Inc., a software developer; Silicon Graphics, Inc., a provider of graphical computing workstations; and Hewlett-Packard Company. Mr. White serves on the boards of directors of numerous privately held Internet companies including Satmetrix and Glassdoor.com. Mr. White holds a Bachelor of Science degree in Industrial Engineering from Northwestern University and a Master of Business Administration degree from the Harvard Graduate School of Business Administration.

Mr. White's extensive experience with technology development and consumer products companies provides our Board of Directors with valuable insight into key components of our business strategy. In addition, Mr. White's deep venture capital experience provides important contributions to our Audit Committee and enhances our Audit Committee's effectiveness.

Stephen J. Killeen has served on our Board of Directors since February 2007. Mr. Killeen has been the Chief Executive Officer of The CarbonNeutral Company, a leading provider of carbon portfolio creation and management services, since March 2007. From November 2002 to March 2006, Mr. Killeen served as the President and Chief Executive Officer of WorldWinner, a casual gaming company that he successfully sold to London-based Fun Technologies. From 2001 to November 2002, he served as President of TerraLycos, the world's fourth-largest online media property. Prior to TerraLycos, Mr. Killeen was President and Chief Executive Officer of Raging Bull, a popular online financial message board that he successfully sold to AltaVista in 1999. He has served on the board of directors of Switchboard, Lycos Europe, Molecular and Marketing Services Group, and Junior Achievement of New England. Mr. Killeen holds a Bachelor of Arts degree from Union College.

Mr. Killeen brings to the Board of Directors his executive and management experience as well as significant knowledge of Internet and e-commerce business models. In addition, Mr. Killeen's service on other public company boards provides considerable experience that contributes to our overall Board effectiveness.

              The Board believes that these three nominees have a strong track record of being responsible stewards of stockholders' interests and bring valuable insight, perspective and expertise to the board. Additional reasons that the Board recommends supporting the election of Mr. Housenbold, Mr. Killeen, and Mr. White include:

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  Mr. Housenbold is our President and Chief Executive Officer. His knowledge of all aspects of our business and the markets in which we compete allows him to contribute a unique point of view to the Board that differs from that of our non-employee Board members. Shutterfly's steady and consistent growth over the past ten years and success in developing a leading market position has largely been the result of Mr. Housenbold's exceptional leadership and his knowledge of our industry and the functioning of our Board would suffer without his representation.

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  Mr. Killeen has high-level managerial experience, having served in roles as President or Chief Executive Officer since 2001.

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  Mr. White has significant venture capital and managerial experience having served as Managing Director of a venture capital firm and invested in numerous consumer-facing Internet and e-commerce companies since 2000.

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  Each nominee has highly relevant professional experience in the management, technology, innovation, and consumer products or Internet and e-commerce fields.

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  Each nominee is highly engaged and able to commit the time and resources needed to provide active oversight of Shutterfly and its management. None of the nominees sits on the boards of more than two other public companies, and each of our directors attended at least 75% of the aggregate of all of our Board meetings and committee meetings for committees on which such director served during 2014.

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  We believe each nominee is an individual of high character and integrity and is able to contribute to strong Board dynamics.

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  Each of the nominees has experience and expertise that complements the skill sets of our other Board members.

Directors Continuing in Office until the 2016 Annual Meeting

Eric J. Keller has served on our Board of Directors since March 2006. From October 2008 through July 2014, Mr. Keller served as the Chief Operating Officer of Kleiner Perkins Caufield and Byers, a venture capital firm. Previously, he was the Chief Executive Officer of Movaris, Inc., a financial software company, from March 2004 until its merger with Trintech Group Plc. in February 2008. Mr. Keller serves on the board of directors of Infusionsoft, Inc., a privately-held sales and marketing software company. Mr. Keller holds a Bachelor of Science degree from Cornell University and a Masters of Business Administration degree from the University of California, Berkeley. Mr. Keller brings executive and financial experience to our Board, as well as significant knowledge of technology companies. He is also an "audit committee financial expert" as that term is defined in applicable SEC rules.

Nancy J. Schoendorf has served on our Board of Directors since February 2004. Ms. Schoendorf has been a Managing Partner with Mohr, Davidow Ventures, a venture capital firm, since June 1993, where she focuses on investments in software and services companies. Prior to Mohr, Davidow Ventures, Ms. Schoendorf spent 17 years in the computer industry in management or executive positions with Sun Microsystems, Inc., a provider of network computing products and services, Software Publishing Corporation, an international supplier of business productivity software, and at Hewlett-Packard Company, a global technology company. She currently serves on the boards of directors of several privately held companies. Ms. Schoendorf holds a Bachelor of Science degree in Computer Science and Mathematics from Iowa State University and a Master of Business Administration degree from Santa Clara University. Ms. Schoendorf's experience in technology development and venture capital provides a valuable perspective to our management team and Board of Directors, particularly with respect to our product and services strategy and total compensation strategy.

Michael P. Zeisser has served on our Board of Directors since March 2013. Mr. Zeisser has served as Chairman, US Investments for Alibaba Group Holding Ltd., one of the largest Internet companies in the world, since October 2013. Prior to Alibaba, Mr. Zeisser served as Senior Vice President of Liberty Interactive Corporation (formerly known as Liberty Media Corporation), a digital media and Internet commerce company, from September 2003 to November 2012 where he oversaw more than a dozen consumer-facing Internet and e-commerce companies. Prior to his tenure at Liberty, Mr. Zeisser was a partner at McKinsey & Company, a global management consulting firm, from December 1996 to September 2003. Mr. Zeisser currently serves on the board of directors of XO Group, Inc., a consumer Internet and media company. During the past five years Mr. Zeisser has served as a member of the boards of directors of TripAdvisor, Inc. and IAC/Interactive Corp. Mr. Zeisser is a graduate of the University of Strasbourg, France and the J.L. Kellogg Graduate School of Management at Northwestern University. Mr. Zeisser is currently a member of the Media Advisory Group of the American Association for the Advancement of Science. Mr. Zeisser has extensive insight into, and unique and specialized experience regarding, the Internet and digital media. He also possesses significant experience with respect to international operations and business strategy.

Directors Continuing in Office until the 2017 Annual Meeting

Philip A. Marineau has served on our Board of Directors since February 2007 and as the Chairman of the Board since May 2007. Since October 2008, Mr. Marineau has been partner of LNK Partners, a private equity firm. Prior to LNK Partners, Mr. Marineau was the chief executive of a number of global consumer products companies. From 1999 to 2006, Mr. Marineau served as the President and Chief Executive Officer of Levi Strauss, & Co. From 1997 to 1999, he served as President and Chief Executive Officer of Pepsi-Cola North America. From 1996 to 1997, he served as President and Chief Operating Officer of Dean Foods. From 1973 to 1996, Mr. Marineau served in various positions at Quaker Oats Company, including as its President and Chief Operating Officer. He currently serves on the board of directors of Meredith Corporation and is the chair of Meredith Corporation's audit committee. Mr. Marineau holds a Bachelor of Arts degree from Georgetown University and a Master of Business Administration degree from Northwestern University. Mr. Marineau provides leadership to our management team and guides our Board of Directors. Mr. Marineau's consumer products and marketing experience provides important insight and guidance to our management team and Board of Directors and is instrumental to the development of our overall business strategy.

Brian T. Swette has served on our Board of Directors since September 2009. Mr. Swette served as a director of Burger King Holdings, Inc., the world's second largest fast food hamburger restaurant chain, from 2002 to 2011 and became Burger King's Non-Executive Chairman in 2006. Previously, he served as the Chief Operating Officer of eBay Inc., an online commerce company, from 1998 to 2002. Prior to eBay, Mr. Swette was Executive Vice President and Chief Marketing Officer of Pepsi-Cola. Mr. Swette currently serves on the board of directors of Jamba, Inc. and Care.com, as well as on the boards of directors of privately held companies. Mr. Swette holds a Bachelor of Science degree in Economics from Arizona State University. Mr. Swette brings to the Board his marketing, strategy and management experience as well as significant knowledge of Internet companies and consumer industries. In addition to his marketing skills, Mr. Swette's experience building fast-growth e-commerce businesses brings a unique and relevant perspective to our Board of Directors and management.
Ann Mather has served on our Board of Directors since May 2013. Ms. Mather has been a director of Glu Mobile Inc. since September 2005, Google, Inc. since November 2005, Netflix, Inc. since July 2010 and Arista Networks, Inc. since June 2013. Since May 2011, Ms. Mather has been an independent trustee to the Dodge & Cox Funds board of trustees. Ms. Mather serves as the audit committee chair for Google, Netflix and Arista Networks. From 1999 to 2004, Ms. Mather was Executive Vice President and Chief Financial Officer of Pixar, a computer animation studio where she was responsible for finance, administration, business affairs, investor relations and human resources. Prior to her service at Pixar, Ms. Mather was Executive Vice President and Chief Financial Officer at Village Roadshow Pictures, the film production division of Village Roadshow Limited. Ms. Mather holds a Master of Arts degree from Cambridge University. Ms. Mather brings executive and financial experience to our Board and her service on other public company boards provides considerable experience that contributes to our Board's overall effectiveness. Moreover, Ms. Mather's extensive experience serving on Audit Committees enhances our Audit Committee's effectiveness.

There are no family relationships among any of our directors and executive officers.

Executive Officers

              The following is biographical information for our executive officers not discussed above as of April 24, 2015.

Name	Age	Position
Dwayne A. Black	47	Senior Vice President, Operations
John Boris	42	Senior Vice President, Chief Marketing Officer
Daniel C. McCormick	49	Senior Vice President, Chief Operating Officer
Satish Menon	57	Senior Vice President, Chief Technical Officer
Brian M. Regan	43	Senior Vice President and Chief Financial Officer

Dwayne A. Black has served as our Senior Vice President, Operations since February 2007. Prior to joining Shutterfly, Mr. Black held multiple positions at Banta Corporation, a leading provider of printing and digital imaging solutions to publishers and direct marketers owned by RR Donnelley, including Vice President of Operations, from 1994 to 2006. Mr. Black attended the Engineering program at Purdue University.

John Boris has served as our Senior Vice President, Chief Marketing Officer since April 2012. Mr. Boris joined Shutterfly from travel publisher Lonely Planet, where he served as Executive Vice President and Managing Director for Lonely Planet Americas from October 2009 to April 2012. Prior to Lonely Planet, from September 2006 to October 2009, Mr. Boris was Senior Vice President, Marketing at Zagat Survey, a provider of consumer survey — based leisure information. Prior to Zagat Survey, Mr. Boris held leadership positions at 1-800 Flowers.com and FreshDirect, Inc. Mr. Boris holds a Master of Business Administration degree from New York University and a Bachelor of Arts degree from Middlebury College.

Daniel C. McCormick joined Shutterfly in March 2005 as Senior Director of Business and Corporate Development. Since October 2013, he has served as our Senior Vice President, Chief Operating Officer, responsible for products and services, strategy and operations of the Shutterfly, Tiny Prints, Wedding Paper Divas, ThisLife, MyPublisher and BorrowLenses brands. Between February 2012 and September 2013, Mr. McCormick served as our Senior Vice President and General Manager. From March 2010 to January 2012, Mr. McCormick served as our Senior Vice President and General Manager of Products and Services and, from March 2009 to March 2010, as our Vice President and General Manager of Products and Services. From July 2007 to March 2009, Mr. McCormick served as our Vice President and General Manager of Products and, from July 2006 to June 2007, he served as our Vice President of Strategy and Corporate Development. Before joining Shutterfly, he held various positions from 1997 to 2003 at Network Appliance, a provider of data storage and management products, including Director of Product Marketing, Director of Corporate Development, and Director of Finance. He holds a Master of Business Administration degree from Harvard Graduate School of Business Administration and a Bachelor of Science degree from Babson College.

Satish Menon has served as our Senior Vice President and Chief Technical Officer since November 2014. Mr. Menon joined Shutterfly from UV Labs, a technology incubator, where he served as Head of EdTech from December 2012 to October 2014. Prior to UV Labs, from June 2009 to November 2012, Mr. Menon was the Senior Vice President and Chief Technical Officer of Apollo Education Group, Inc., an educational services and support company. From February 2006 to August 2009, Mr. Menon served as Vice President of the Consumer Platforms Group at Yahoo! Inc. Mr. Menon also held technology leadership positions at Kasenna, Inc. from 2000 to 2006 and Silicon Graphics, Inc. from 1994 to 2000. Mr. Menon has served on the Scientific Advisory Board of MedGenome Labs Pvt Ltd, a provider of clinical genomics solutions for personalized healthcare, since November 2012. Mr. Menon holds a Ph.D. in Computer Science from Georgia Institute of Technology, Master of Science degrees in Computer Science and Mechanical Engineering from New Jersey Institute of Technology and a Bachelor of Science degree in Mechanical Engineering from the University of Calicut, India.

Brian M. Regan has served as our Senior Vice President and Chief Financial Officer since August 2012. Mr. Regan joined Shutterfly from Wize Commerce (formerly Nextag, Inc.), a global digital marketing and online commerce company, where he served as Chief Financial Officer from July 2010 to August 2012. Prior to Nextag, from June 2008 to July 2010 Mr. Regan was the Executive Vice President and Chief Financial Officer of Ticketmaster Entertainment Inc., a live entertainment ticketing and artist management company. Mr. Regan has also held finance leadership positions at LendingTree, Inc. from 1998 to 2004 and later Expedia, Inc. from 2004 to 2008, where he last served as Senior Vice President of Finance. Mr. Regan began his career at PricewaterhouseCoopers. Mr. Regan has served on the Board of Directors of Demand Media, Inc., an online content and social media company, since February 2015. He holds a Bachelor of Science degree in Business Administration and Accounting from Bucknell University.

 CORPORATE GOVERNANCE

Board Leadership Structure

              Shutterfly's business is managed under the direction of the Board, whose members are elected by our stockholders. The basic responsibility of the Board is to lead the company by exercising its business judgment to act in what each director reasonably believes to be the best interests of Shutterfly and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the company and its performance may benefit. The role of the Chairman of the Board includes leading the Board in its annual evaluation of the Chief Executive Officer (in conjunction with the recommendations of the Compensation Committee), providing continuous feedback on the direction, performance and strategy of the company, serving as Chair of regular and executive sessions of the Board, setting the Board's agenda with the Chief Executive Officer, and leading the Board in anticipating and responding to crises.

              Our Board is led by an independent Chairman, Mr. Philip A. Marineau. Our Chief Executive Officer, Mr. Housenbold, is the only member of the Board who is not an independent director. We believe that this leadership structure facilitates the accountability of our Chief Executive Officer to the Board of Directors and strengthens the Board's independence from management. In addition, separating these roles allows Mr. Housenbold to focus his efforts on running our business and managing the day-to-day company operations, while allowing our Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management.

Director Independence

              The listing standards of the NASDAQ Stock Market (the "NASDAQ rules") require that a majority of our Board be independent. To be considered independent under NASDAQ rules, a director may not be employed by Shutterfly or have relationships that in the opinion of the Board would interfere with such director's exercise of independent judgment in carrying out his or her responsibilities as a director. In assessing director independence under NASDAQ rules, our Board reviews any relevant transactions, relationships and arrangements that may affect the independence of our Board members as reported by our directors and director nominees to the Company. The Board has determined based on its review that the following current directors and director nominees are independent: Philip A. Marineau, Eric J. Keller, Stephen J. Killeen, Ann Mather, Nancy J. Schoendorf, Brian T. Swette, James N. White and Michael P. Zeisser.

              As required by NASDAQ rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present, only independent directors serve on committees of the Board, and only independent directors recommend nominees for director.

Board Meetings, Committees and Attendance

              The Board met 19 times during the year ended December 31, 2014.

              The Board has an Audit Committee, a Compensation Committee and a Governance Committee. Each committee operates pursuant to a written charter that is available on our website at http://www.shutterflyinc.com. The following table presents current committee memberships and meeting information for each committee during the year ended December 31, 2014.

Name	Audit		Compensation		Governance
Eric J. Keller	X	*
Stephen J. Killeen			X
Philip A. Marineau**
Ann Mather	X
Nancy J. Schoendorf			X	*	X
Brian T. Swette	X				X	*
James N. White	X				X
Michael P. Zeisser			X
Total meetings in 2014	10		8		5

*
Committee Chairperson

**
Chairman of the Board

              During 2014, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served.

    Audit Committee

              The Audit Committee oversees the integrity of our accounting and financial reporting process and the audits of our financial statements. Among other matters, the Audit Committee is directly responsible for the selection, retention and oversight of our independent registered public accounting firm; reviewing our independent registered public accounting firm's continuing independence; approving the fees and other compensation to be paid to our independent registered public accounting firm; pre-approving all audit and non-audit related services provided by our independent registered public accounting firm; reviewing and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements; reviewing and discussing with management and our independent registered public accounting firm our selection, application and disclosure of critical accounting policies; discussing with our independent registered public accounting firm both privately and with management the adequacy of our accounting and financial reporting processes and systems of internal control; reviewing any significant deficiencies and material weaknesses in the design or operation of our internal control over financial reporting; and annually reviewing and evaluating the composition and performance of the Audit Committee, including the adequacy of the Audit Committee charter.

              The Board has determined that each member of the Audit Committee is an independent director under applicable SEC and NASDAQ rules and meets the requirements for financial literacy under applicable NASDAQ rules. The Board has also determined that Mr. Keller is an audit committee financial expert as defined under SEC rules.

    Compensation Committee

              The Compensation Committee has principal responsibility to evaluate, recommend, approve and review executive officer and director compensation arrangements, plans, policies and programs we maintain, and to administer our cash-based and equity-based compensation plans. Among other matters, the Compensation Committee is responsible for setting our overall compensation philosophy; reviewing and approving our compensation programs annually, including corporate goals and objectives relevant to the compensation of our chief executive officer and other executive officers, evaluating the performance of these officers in light of those goals and objectives and setting the compensation of these officers based on such evaluations; administering and interpreting our cash and equity-based compensation plans; annually reviewing and making recommendations to the Board of Directors with respect to all cash and equity-based incentive compensation plans and arrangements; and reviewing and evaluating the composition and performance of the Compensation Committee on an annual basis, including the adequacy of the Compensation Committee charter. The Compensation Committee engages outside consultants to provide compensation data and consulting services. In 2014, such experts included Compensia, Inc. The Compensation Committee has delegated authority to our Chief Executive Officer to grant equity awards for up to 35,000 stock options and 14,000 restricted stock units annually to individual employees, who are not directors of the Company or executive officers.

              The agenda for meetings of the Compensation Committee is determined by its chair with the assistance of our Chief Executive Officer and Chief Human Resources Officer. Compensation Committee meetings are regularly attended by the Chief Executive Officer and the Senior Vice President, Chief Human Resources Officer. The Compensation Committee's chair reports the Committee's recommendations on executive compensation to the Board. The Compensation Committee reviews the total fees paid to outside consultants to ensure that the consultant maintains its objectivity and independence when rendering advice to the Committee.

              The Board has determined that each member of the Compensation Committee is an independent director under NASDAQ rules, a non-employee director within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 as amended (the "Securities Exchange Act"), and an outside director, as that term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

    Compensation Committee Interlocks and Insider Participation

              None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee.

    Governance Committee

              The Governance Committee is responsible for making recommendations to the Board regarding director candidates and the structure and composition of our Board and committees of the Board. Among other things, the Governance Committee is responsible for identifying, evaluating and nominating candidates for appointment or election as members of our Board; developing, recommending and evaluating a code of conduct and ethics applicable to all of our employees, officers and directors and a code applicable to our chief executive officer and senior finance department personnel; recommending that our Board establish special committees as may be necessary or desirable from time to time; recommending policies and procedures for stockholder nomination of directors and annually reviewing and evaluating the composition and performance of the Governance Committee, including the adequacy of the Governance Committee charter.

              The Board has determined that each member of the Governance Committee is an independent director under NASDAQ rules.

Annual Meeting Attendance

              We encourage all of our directors and nominees for director to attend our Annual Meeting. Eight Board members attended our 2014 Annual Meeting.

Board of Directors' Role in Risk Oversight

              Together with the Board's standing committees, the Board is responsible for ensuring that material risks are identified and managed appropriately. The Board and its committees regularly review material operational, financial, compensation and compliance risks with senior management. As part of its responsibilities as set forth in its charter, the Audit Committee is responsible for reviewing with management our major financial risk exposures and the steps management has taken to monitor such exposures, including our procedures and any related policies, with respect to risk assessment and risk management. For example, our Chief Financial Officer reports to the Audit Committee on a regular basis with respect to compliance with our risk management policies. The Audit Committee also performs a central oversight role with respect to financial and compliance risks, and reports on its findings at each regularly scheduled meeting of the Board. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Governance Committee annually reviews our corporate policies and their implementation. Each committee regularly reports to the Board.

Code of Conduct and Ethics

              We have adopted a Code of Conduct and Ethics that applies to all of our officers, directors and employees. We have also adopted an additional written code of ethics, the Code of Conduct and Ethics for Chief Executive Officer and Senior Finance Department Personnel, that applies to our principal executive officer, principal financial officer, principal accounting officer, controller and other employees of the finance department designated by our Chief Financial Officer. These codes are available on our website at http://www.shutterflyinc.com. If we make any substantive amendments to the codes or grant any waiver from a provision of the codes to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website, as well as by any other means then required by NASDAQ rules or applicable law.

Stockholder Nominations to the Board of Directors

              The Governance Committee will consider director candidates recommended by stockholders in the same manner in which it evaluates candidates generally, using, at a minimum, the criteria set forth above. Stockholders who wish to recommend individuals for consideration by the Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so in accordance with the procedures set forth in our Bylaws. See "When are stockholder proposals due for next year's Annual Meeting?" above for additional information. In general, each submission must set forth: (a) as to the stockholder (1) the name and address of the stockholder on whose behalf the submission is made; (2) the class and number of our shares that are directly or indirectly beneficially owned by such stockholder as of the date of the submission; (3) any derivative position in our securities beneficially held by such stockholder as of the date of the submission; (4) any performance related fees that such stockholder is entitled to, based on any increase or decrease in the value of our shares or derivative position, if any, as of the date of the submission; and (5) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of a sufficient number of shares to elect the nominee or nominees submitted; and (b) as to each person whom the stockholder proposes to nominate for election (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, including such person's written consent to being named in such proxy statement as a nominee and to serving as a director if elected; and (2) a statement whether such person, if elected, intends to tender, promptly following such person's election, an irrevocable resignation effective upon such person's failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Principles. Stockholder nominations of directors must be addressed to Corporate Secretary, Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, CA 94065.

Director Qualifications

              In considering whether to recommend any candidate for inclusion in the Board's slate of recommended director nominees, including candidates recommended by stockholders, the Board of Directors considers the Board's diversity. The Board seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. Nominees for directors are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law. Other characteristics considered by our Governance Committee include the candidate's character, integrity, judgment, skills, business acumen, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders.

              Our Board of Directors and each of its committees engage in an annual self-evaluation process. As part of that process, directors, including our President and Chief Executive Officer, provide feedback on, among other things, whether the Board has the right set of skills, experience and expertise. This evaluation encompasses a consideration of diversity as described above.

Stockholder Communications with the Board of Directors

              Should stockholders wish to communicate with the Board, such correspondence should be sent to the attention of our Corporate Secretary, at 2800 Bridge Parkway, Redwood City, California 94065. Our Corporate Secretary will forward the communication to our Board members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table presents information as to the beneficial ownership of our common stock as of April 24, 2015 for:

  •
  each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  •
  each of our directors;

  •
  each Named Executive Officer as set forth in the summary compensation table below; and

  •
  all current executive officers and directors as a group.

              Percentage ownership of our common stock in the table is based on 37,923,739 shares of our common stock outstanding as of April 24, 2015. In accordance with SEC rules and regulations, shares of our common stock subject to equity awards that are currently vested or will vest within 60 days of April 24, 2015 (i.e., by June 23, 2015) are deemed to be beneficially owned by the holder of the equity award for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each person named below is c/o Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage

5% Stockholders:
PRIMECAP Management Company (1)	4,612,855	12.2%
Point72 Entities (2)	2,424,073	6.4%
Franklin Resources Entities (3)	2,403,348	6.3%
The Vanguard Group (4)	2,249,732	5.9%
BlackRock, Inc. (5)	2,234,460	5.9%
Manning & Napier Advisors, LLC (6)	2,172,890	5.7%
Marathon Partners Entities (7)	2,035,095	5.4%
Directors and Named Executive Officers:
Eric J. Keller (8)	39,451	*
Stephen J. Killeen (9)	10,652	*
Philip A. Marineau (10)	79,358	*
Ann Mather (11)	4,374	*
Nancy J. Schoendorf (12)	79,434	*
Brian T. Swette (13)	25,379	*
James N. White (14)	48,915	*
Michael P. Zeisser (15)	4,374	*
Jeffrey T. Housenbold (16)	76,776	*
Brian M. Regan (17)	19,981	*
Daniel C. McCormick	—	*
Satish Menon (18)	—	*
Gautam Srivastava (19)	—	*
All current directors and executive officers as a group (20)	506,892	1.3%

*
Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on January 6, 2015, reporting beneficial ownership as of December 31, 2014. PRIMECAP Management Company reported sole dispositive power over 4,612,855 shares and sole voting power over 3,868,900 shares. The address of the principal office of PRIMECAP Management Company is 225 South Lake Ave., #400, Pasadena, CA 91101.

(2)
Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on January 8, 2015, reporting beneficial ownership as of January 1, 2015. Point72 Asset Management, L.P. ("Point72 Asset Management") and Point72 Capital Advisors, Inc. ("Point72 Capital Advisors"), as the general partner of Point72 Asset Management, reported shared voting and dispositive power over 121,400 shares of common stock. Cubist Systematic Strategies, LLC ("Cubist Systematic Strategies") reported shared voting and dispositive power over 2,673 shares of common stock. Rubric Capital Management, LLC ("Rubric Capital Management") reported shared voting and dispositive power over 2,300,000 shares of common stock. Steven A. Cohen, who controls each of Point72 Capital Advisors, Cubist Systematic Strategies and Rubric Capital Management, reported shared voting and dispositive power over 2,424,073 shares of common stock. Point72 Asset Management, Point72 Capital Advisors, Cubist Systematic Strategies, Rubric Capital Management and Mr. Cohen (collectively the "Point72 Entities") do not directly own any shares of common stock. Point72 Asset Management maintains investment and voting power over shares of common stock held by certain investment funds it manages and Point72 Capital Advisors is the general partner of Point72 Asset Management. Cubist Systematic Strategies and Rubric Capital Management maintain investment and voting power over shares of common stock held by certain investment funds they each manage. The address of the principal office of Point72 Asset Management, Point72 Capital Advisors, Rubric Capital Management and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902. The address of the principal office of Cubist Systematic Strategies is 330 Madison Avenue, New York, NY 10173.

(3)
Based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 5, 2015, reporting beneficial ownership as of December 31, 2014. Franklin Resources, Inc. ("FRI"), and Charles B. Johnson and Rupert H. Johnson, Jr., as the principal stockholders of FRI, reported beneficial ownership by one or more open- or closed-end investment companies or other managed accounts that are direct and indirect subsidiaries of FRI of 2,403,348 shares of common stock, which included 632,548 shares of common stock issuable on conversion of debt securities computed under Rule 13d-3(d)(1)(i). Franklin Advisers, Inc. ("FAI"), an investment management subsidiary of FRI, reported sole voting power over 2,220,131 shares of common stock and sole dispositive power over 2,265,831 shares of common stock. Franklin Templeton Portfolio Advisors, Inc., an investment management subsidiary of FRI, reported sole voting and dispositive power over 114,137 shares of common stock. Fiduciary Trust Company International, an investment management subsidiary of FRI, reported sole voting and dispositive power over 23,380 shares of common stock. FRI, Messrs. Johnson, and each of the investment management subsidiaries of FRI disclaim any pecuniary interest in the shares of common stock. The address of the principal office of each of FRI, Messrs. Johnson and FAI is One Franklin Parkway, San Mateo, CA 94403-1906.

(4)
Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2015, reporting beneficial ownership as of December 31, 2014. The Vanguard Group reported sole dispositive power over 2,200,567 shares of common stock, sole voting power over 52,365 shares of common stock and shared dispositive power over 49,165 shares of common stock. The address of the principal office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(5)
Based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 2, 2015, reporting beneficial ownership as of December 31, 2014. BlackRock, Inc. reported sole dispositive power over 2,234,460 shares and sole voting power over 2,136,018 shares. The address of the principal office of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.

(6)
Based solely on a Schedule 13G filed with the SEC on January 16, 2015, reporting beneficial ownership as of December 31, 2014. Manning & Napier Advisors, LLC reported sole dispositive power over 2,172,890 shares of common stock and sole voting power over 1,557,720 shares of common stock. The address of the principal office of Manning & Napier Advisors, LLC is 290 Woodcliff Drive, Fairport, NY 14450.

(7)
Based solely on information in a preliminary proxy statement filed with the SEC on May 8, 2015, reporting beneficial ownership as of May 8, 2015. Marathon Partners L.P. ("Partners LP") reported shared voting and dispositive power over 1,225,000 shares of common stock, which included 100,000 shares of common stock underlying call options exercisable within 60 days of May 8, 2015. Marathon Focus Fund L.P. ("Focus Fund") reported shared voting and dispositive power over 177,500 shares of common stock, which included 27,500 shares of common stock underlying call options exercisable within 60 days of May 8, 2015. Marathon Partners 4x6 Fund, L.P. ("4x6 Fund") reported shared voting and dispositive power over 627,500 shares of common stock, which included 27,500 shares of common stock underlying call options exercisable within 60 days of February 26, 2015. As the general partner of each of Focus Fund and 4x6 Fund, Cibelli Research & Management, LLC ("Cibelli Research") reported shared voting and dispositive power over 805,000 shares of common stock. As the investment manager of each of Partners LP, Focus Fund and 4x6 Fund and the general partner of Partners LP, Marathon Partners Equity Management, LLC ("Marathon Partners") reported shared voting and dispositive power over 2,030,000 shares of common stock. Mario D. Cibelli reported sole voting and dispositive power over 4,800 shares of common stock. As a managing member of each of Cibelli Research and Marathon Partners, Mr. Cibelli reported shared voting and dispositive power over 2,030,000 shares of common stock, which included 155,000 shares of common stock underlying call options exercisable within 60 days of May 8, 2015. The address of the principal office of each of Partners LP, Focus Fund, 4x6 Fund, Cibelli Research, Marathon Partners and Mr. Cibelli is One Grand Central Place, 60 East 42nd Street, Suite 2306, New York, New York 10165.

(8)
Consists of 7,845 shares of common stock over which Mr. Keller has sole voting and dispositive power, 25,182 shares subject to options that are exercisable within 60 days of April 24, 2015 and 6,424 RSUs that are eligible for vesting within 60 days of April 24, 2015.

(9)
Consists of 5,100 shares of common stock over which Mr. Killeen has sole voting and dispositive power and 5,552 RSUs that are eligible for vesting within 60 days of April 24, 2015.

(10)
Consists of 38,387 shares of common stock over which Mr. Marineau has sole voting and dispositive power, 33,300 shares subject to options that are exercisable within 60 days of April 24, 2015 and 7,671 RSUs that are eligible for vesting within 60 days of April 24, 2015.

(11)
Consists of 1,356 shares of common stock over which Ms. Mather has sole voting and dispositive power and 3,018 RSUs that are eligible for vesting within 60 days of April 24, 2015.

(12)
Consists of 63,384 shares of common stock over which Ms. Schoendorf has sole voting and dispositive power, 10,000 shares subject to options that are exercisable within 60 days of March 26, 2014 and 6,050 RSUs that are eligible for vesting within 60 days of April 24, 2015.

(13)
Consists of 19,827 shares of common stock over which Mr. Swette has sole voting and dispositive power and 5,552 RSUs that are eligible for vesting within 60 days of April 24, 2015.

(14)
Consists of (a) 15,499 shares of common stock held by Mr. White, (b) 26,180 shares of our common stock held by James N. White and Patricia A. O'Brien as co-trustees of The White Revocable Trust U/A/D 4/3/97, (c) 1,684 shares of common stock held by SHV Profit Sharing Plan for the benefit of Mr. White, and (d) 5,552 RSUs that are eligible for vesting within 60 days of April 24, 2015. Mr. White has sole voting and investment power with respect to the shares of common stock held by SHV Profit Sharing Plan for the benefit of James N. White and shares voting and investment power with respect to the shares held by The White Revocable Trust. Mr. White disclaims beneficial ownership of the shares of common stock held by The White Revocable Trust except to the extent of his individual pecuniary interest therein. The address of Mr. White is 755 Page Mill Road, Suite A-200, Palo Alto, CA 94304-1005.

(15)
Consists of 1,356 shares of common stock over which Mr. Zeisser has sole voting and dispositive power and 3,018 RSUs that are eligible for vesting within 60 days of April 24, 2015.

(16)
Consists of 76,776 shares of common stock over which Mr. Housenbold has sole voting and dispositive power.

(17)
Consists of 19,981 shares of common stock over which Mr. Regan has sole voting and dispositive power.

(18)
Mr. Menon joined Shutterfly on November 3, 2014.

(19)
Mr. Srivastava resigned effective February 20, 2015.

(20)
For the executive officers, this group consists of Messrs. Housenbold, Regan, Black, Boris, McCormick and Menon, and includes 28,500 shares subject to RSUs that are eligible for vesting within 60 days of April 24, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Securities Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

              To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were met, except that a Form 3 for Satish Menon to report his initial ownership of Shutterfly securities and a Form 4 for Brian Regan to report the automatic sale to cover tax withholding due on the vesting of restricted stock units were inadvertently filed late.

PROPOSAL NO. 2
APPROVAL TO AMEND OUR 2006 EQUITY INCENTIVE PLAN

Proposal

              At the Annual Meeting, our stockholders will be asked to approve amendments to our 2006 Equity Incentive Plan (the "2006 Plan") to (i) increase the maximum number of shares of common stock that may be issued under the plan by 1,900,000 shares on January 1, 2016, (ii) extend the term of the plan by ten years, (iii) provide additional performance factors pursuant to which performance-based awards may be granted under the 2006 Plan, and (iv) make other clarifying and administrative amendments to the 2006 Plan. Our Board adopted the amendments to our 2006 Plan on April 22, 2015 subject to stockholder approval.

              Our Board believes that the proposed amendments to the 2006 Plan are in the best interests of Shutterfly and our stockholders for the following reasons:

  •
  We are located in Silicon Valley, in Redwood City, California, and the vast majority of our business is conducted online through our websites where we provide consumers with increasingly sophisticated ways to create personalized products. We operate and compete for talent — at both the executive and employee levels — in Silicon Valley, against early-stage venture-backed companies, pre-IPO companies and publicly-traded companies that use equity awards as a way to compete for talent. To attract, motivate, and retain the best possible candidates for positions of responsibility at Shutterfly, we must be able to offer equity awards as part of our executive and employee compensation packages.

  •
  Equity awards are a critical component of the compensation packages offered in Silicon Valley and enable us to compete with other high-growth technology companies for the best talent. Pursuant to our compensation philosophy, we set our employees' total cash compensation opportunity at or below the median of the competitive market and use equity awards to ensure a target total direct compensation opportunity that is near the 75th percentile of the competitive market when our performance objectives are achieved. We believe that this compensation mix enables us to compete effectively against larger, better-financed pre-IPO and publicly-traded companies with a history of strong stock price performance.

  •
  The 2006 Plan is broad-based. In 2014, approximately 83.6% of eligible, non-executive employees received equity awards under our 2006 Equity Incentive Plan.

  •
  As reflected by our financial performance since our initial public offering, our approach to the design and implementation of our compensation programs has been a critical component of our success. For example, as of December 31, 2014, our annualized total stockholder return (TSR) over the prior 3-year and 5-year periods was 83.2% and 134.1%, respectively, and greater than the Nasdaq Composite and Russell 2000 3-year TSRs of 81.8% and 62.6%, respectively, and 5-year TSRs of 108.7% and 92.6%, respectively. Furthermore, our cumulative total stockholder return since our initial public offering in September 2006 is 168.2%.

  •
  Our ability to continue to expand our organization, both organically and through acquisitions, is a key factor in our long-term strategic plan, which requires us to be in a position to offer competitive compensation packages to recruit the talent and expertise needed to fuel that growth and to hire the best possible employees at all levels of Shutterfly.

  •
  The dilutive effect of the proposed share increase will be limited by our stock repurchase program, which currently authorizes the repurchase of up to $300 million of our common stock.

              As of April 24, 2015, only 339,172 shares of our common stock remained available for future grant under the 2006 Plan, an amount that the Board believes to be insufficient to meet Shutterfly's anticipated needs over the next few years. The proposed increase to the number of shares available for grant under the 2006 Plan will allow us to continue to have available a reasonable number of shares for use pursuant to our equity incentive programs on a reasonable basis. We anticipate that the addition of these shares will be sufficient to meet our compensatory objectives for approximately two years.

              We are also asking our stockholders to approve the material terms of the 2006 Plan to preserve our ability to deduct, for federal income tax purposes, the compensation income recognized by our senior executives without application of the deduction limit contained in Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to our Chief Executive Officer and our three most highly compensated employees (referred to in the Internal Revenue Code as "covered persons") to the extent that any of these persons receive more than $1.0 million in compensation in any single tax year. Where such compensation qualifies as "performance-based compensation" for purposes of Section 162(m), however, we may deduct this compensation for federal income tax purposes, even if it causes a covered person's total compensation to exceed $1.0 million in a single year. For future awards under the 2006 Plan to qualify as "performance-based compensation," our stockholders must periodically re-approve the material terms of the 2006 Plan, as well as the types of performance criteria that may be used as performance factors in awards granted under the 2006 Plan and the limitations on the number of securities that may be granted to any individual in any single year. Accordingly, Shutterfly is asking stockholders to approve the material terms, including the performance factors, set forth in the amended 2006 Plan to satisfy the requirements of Section 162(m).

              Our Board of Directors believes that the 2006 Plan serves a critical role in attracting and retaining the high caliber employees and consultants essential to our success and in motivating these individuals to strive to enhance our growth and profitability. Therefore, the Board urges you to vote to approve the amendments to the 2006 Plan and its material terms, including the performance factors.

              To be approved, Proposal No. 2 requires the affirmative vote of the majority of the shares of our common stock entitled to vote and present in person or represented by proxy at the Annual Meeting and who vote for or against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF OUR
2006 EQUITY INCENTIVE PLAN.

              A summary of the principal provisions of the 2006 Plan is set forth below. The summary is qualified by reference to the full text of the amended 2006 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Summary of the 2006 Plan

              Purpose.    The purpose of the 2006 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company's future performance through the grant of awards under the 2006 Plan.

              Shares Reserved for Issuance Under the 2006 Plan.    As of April 24, 2015, the total number of shares reserved for issuance under the 2006 Plan was 10,610,777 shares and approximately 1,000 employees and eight non-employee directors were eligible to participate in the 2006 Plan. No more than 7,000,000 shares may be issued pursuant to the exercise of incentive stock options. If Proposal No. 2 is approved, the number of shares reserved for issuance under the 2006 Plan will increase by 2,000,000 shares of the Company's common stock on January 1, 2016.

              The shares may be authorized but unissued or reacquired shares. In addition, shares will again be available for grant and issuance under our 2006 Plan that are subject to (i) issuance upon exercise of any option or stock appreciation right granted under our 2006 Plan and that cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or the stock appreciation right; (ii) an award granted under our 2006 Plan and that is subsequently forfeited or repurchased by us at the original issue price; or (iii) an award granted under our 2006 Plan that otherwise terminates without shares being issued. We will adjust the number and class of shares available for grant under the 2006 Plan, the exercise prices of outstanding options and stock appreciation rights, and the per-person numerical limits on awards that may be granted to an individual in a calendar year as appropriate to reflect any stock splits, stock dividends, subdivision, combination, reclassification, recapitalizations or other changes to our capital structure without consideration.

              Plan Administration.    The 2006 Plan is administered by our Compensation Committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. The Compensation Committee will have the authority to construe and interpret the 2006 Plan, grant awards and make all other determinations necessary or advisable for the administration of the 2006 Plan. The Compensation Committee has delegated authority to our Chief Executive Officer to grant equity awards for up to 35,000 stock options and 14,000 restricted stock units annually to individual employees, who are not directors of the Company or executive officers.

              Eligibility.    Employees, officers, directors, consultants, independent contractors and advisors of Shutterfly or any parent or subsidiary of Shutterfly are eligible to receive nonqualified stock options, restricted stock awards, restricted stock units, stock bonus awards, stock appreciation rights and performance shares. Only our employees and those of any parent or subsidiary of Shutterfly, including officers and directors who are also employees, are eligible to receive incentive stock options.

              Awards.    The 2006 Plan authorizes the award of stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock bonuses and performance shares.

              Annual Limit.    No person is eligible to receive more than 1,000,000 shares in any calendar year under the 2006 Plan other than a new employee of ours or a new employee of any parent or subsidiary of ours, who will be eligible to receive no more than 2,000,000 shares under the 2006 Plan in the calendar year in which the employee commences employment.

              The 2006 Plan is intended to enable us to provide certain forms of performance-based compensation to certain of our executive officers that will meet the requirements for tax deductibility under Section 162(m) of the Code. To obtain the benefits of this exclusion of certain performance compensation from the limitations of Code Section 162(m), we are asking the stockholders to re-approve the 2006 Plan.

              Performance Factors.    Awards granted under the 2006 Plan may be granted pursuant to performance factors, which may, but need not, include performance criteria that satisfy Section 162(m) of the Code. Performance factors means the factors selected by the Compensation Committee from among the following measures (whether or not in comparison to other peer companies), either individually, alternatively, or in any combination, on a GAAP or no-GAAP basis, and measured, to the extent applicable, on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Compensation Committee and applicable to awards have been satisfied; profit before tax; billings; revenue; net revenue; earnings (which may include earnings before interest and taxes, earnings before taxes, and net earnings); operating income; operating margin; operating profit; controllable operating profit, or net operating profit; net profit; gross margin; operating expenses or operating expenses as a percentage of revenue; net income; earnings per share; total stockholder return; market share; return on assets or net assets, the Company's stock price; growth in stockholder value relative to a pre-determined index; return on equity; return on invested capital; cash flowing (including free cash flow or operating cash flows); cash conversion cycle; economic value added; individual confidential business objectives; contract awards or backlog; overhead or other expense reduction; credit rating; strategic plan development and implementation; succession plan development and implementation; improvement in workforce diversity; customer indicators; new product invention or innovation; attainment of research and development milestones; improvements in productivity; bookings; attainment of objective operating goals and employee metrics; and any other metric that is capable of measurement as determined by the Compensation Committee. The Compensation Committee also has the authority to make equitable adjustments to the performance factors for outstanding awards based on objective standards in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules to preserve its original intent regarding the performance factors at the time of grant.

              Transferability.    Generally, awards granted under the 2006 Plan may not be transferred.

              Amendment or Termination.    Our Board of Directors may at any time terminate or amend the 2006 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2006 Plan; provided, however, that the Board will not, without the approval of our stockholders, amend the 2006 Plan in any manner that requires stockholder approval; and provided, further, that awards will be governed by the version of the 2006 Plan then in effect at the time such award was granted. Unless earlier terminated, the 2006 Plan terminates on June 20, 2016. If Proposal No. 2 is approved, the term of the Plan will be extended for ten years from the date the amendment is approved by our stockholders.

              Stock Options.    The 2006 Plan provides for the grant of nonqualified stock options as well as incentive stock options, which qualify under Section 422 of the Internal Revenue Code and may be granted only to our employees or employees of any parent or subsidiary of ours. The grant date of an option is the date on which the Compensation Committee makes the determination to grant the option or a specified future date. The exercise price of incentive stock options and nonqualified stock options will not be less than 100% of the fair market value of our shares of common stock on the date of grant; provided, however that the exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of the fair market value of our shares of common stock on the date of grant. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with shares issued subject to our right of repurchase that lapses as the shares vest. In general, options will vest over a four-year period. The maximum term of options granted under our 2006 Plan is ten years and the maximum term of incentive stock options granted to 10% stockholders is five years.

              Restricted Stock Awards.    A restricted stock award is an offer by us to sell shares of our common stock subject to restrictions. The price of a restricted stock award will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting ceases on the date the participant no longer provides service to us and unvested shares are forfeited to us.

              Stock Bonus Awards.    Stock bonus awards are granted as additional compensation for service and/or performance, and therefore are not issued in exchange for cash.

              Stock Appreciation Rights.    Stock appreciation rights provide for a payment, or payments, in cash or shares of common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise over the stated exercise price up to a maximum amount of cash or number of shares. The exercise price of a stock appreciation right may not be less than the fair market value of our shares of common stock on the date of grant. Stock appreciation rights may vest based on time or achievement of performance conditions. The maximum term of stock appreciation rights granted under our 2006 Plan is ten years.

              Restricted Stock Units.    Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right due to termination of employment or failure to achieve certain performance conditions. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit agreement, we will deliver to the holder of the restricted stock unit a whole share of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

              Performance Shares.    A performance share award is an award denominated in shares that are subject to performance factors that may be settled in cash or by issuance of those shares (which may consist of restricted stock).

              Vesting Limitations on Awards.    Subject to acceleration of vesting as permitted under the terms of the 2006 Plan or the applicable award agreement, including upon a change in control, awards subject to time-based vesting will become vested on one or more vesting dates over a period of at least three years, with no more than one-third of any such award vesting in a one-year period, and awards subject to performance-based vesting, will become vested over a performance period of at least one year. Up to 530,539 shares (an amount that is equal to 5% of the total number of shares reserved for issuance under the 2006 Plan through the date of amendment) may be granted without regard to this minimum vesting requirement.

              Effect of Corporate Transaction.    In the event of a corporate transaction (as defined in the 2006 Plan) any or all outstanding awards may be assumed or substituted by the successor company. Outstanding awards that are not assumed or substituted will expire upon the foregoing transactions on such terms and conditions as determined by our Board of Directors. Notwithstanding the foregoing, however, awards granted to our non-employee directors will have their vesting accelerated and such awards shall become exercisable in full in the event of a corporate transaction (as defined in the 2006 \Plan).

U.S. Federal Income Tax Consequences

              The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2006 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

              Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as long-term or short-term capital gain or loss, depending on the holding period.

              Nonqualified Stock Options.    An optionee does not recognize any taxable income at the time he or she is granted a nonqualified stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by our employee is subject to tax withholding by us. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

              Restricted Stock.    A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the date our right of repurchase lapses (i.e. the date the award vests). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition of the shares be a date earlier than the date our repurchase rights lapses, provided such election is made no later than 30 days after the participant acquires the shares. Upon the sale of shares acquired pursuant to a restricted stock award pursuant to which an election pursuant to Section 83(b) of the Code has been made, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as short term or long term capital gain or loss, depending on the holding period. Any taxable income recognized in connection with the grant of restricted stock by our employee is subject to tax withholding by us. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

              Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of the shares received, and if granted to an employee, tax withholding is generally due. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss, depending on the holding period. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

              Stock Bonuses.    A participant generally will recognize ordinary income upon the grant of a stock bonus equal to the fair market value of our shares on the date of grant. Such ordinary income generally is subject to withholding by us. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

              Restricted Stock Units and Performance Shares.    A participant generally will recognize no income upon the grant of a restricted stock unit or performance share. Upon the settlement and/or payment of such awards, participants normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any nonrestricted shares received. If the participant is an employee, such ordinary income generally is subject to withholding taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above (see discussion under "Restricted Stock"). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value will be taxed as capital gain or loss, depending on the holding period. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant.

              The foregoing is only a summary of the effect of federal income taxation upon award recipients and us with respect to the grant and exercise of options, restricted stock units, stock appreciation rights, and the grant of stock awards under the 2006 Plan. Reference should be made to the applicable provisions of the IRC. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the 2006 Plan participant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the 2006 Plan participant may reside.

Plan Benefits

              The future grant of options and restricted stock units under the 2006 Plan to our Chief Executive Officer, our other Named Executive Officers, all current executive officers as a group and all current employees (excluding executive officers) as a group is not determinable in advance because these grants are subject to the discretion of the Compensation Committee. As discussed in "Director Compensation" below, each non-employee director of our Board of Directors is entitled to an annual restricted stock unit grant valued at $200,000 face value as determined by the closing price on the date of the Annual Meeting. The Chairman of the Board is entitled to an additional annual restricted stock unit grant valued at $85,000 face value based on the closing price on the date of the Annual Meeting. The Chairman of the Audit Committee is entitled to an additional annual restricted stock unit grant valued at $35,000 face value based on the closing price on the date of the Annual Meeting. The Chairman of the Compensation Committee is entitled to an additional annual restricted stock unit grant valued at $20,000 face value based on the closing price on the date of the Annual Meeting.

History of Stock Option Grants under the 2006 Plan

              Our Chief Executive Officer, other Named Executive Officers, current executive officers as a group, current non-employee directors as a group and employees (excluding executive officers and directors) as a group have been granted stock option awards under the 2006 Plan, over the life of the 2006 Plan, through April 24, 2015, as follows:

Name and Position	Number of Shares Underlying Stock Option Awards
Jeffrey T. Housenbold, President and Chief Executive Officer	460,000
Brian M. Regan, Senior Vice President and Chief Financial Officer	—
Daniel C. McCormick, Senior Vice President and General Manager	20,000
Satish Menon, Senior Vice President and Chief Technical Officer	—
Gautam Srivastava, Former Senior Vice President and Chief Human Resources Officer	—
All executive officers (6 persons)	615,000
All non-employee directors (8 persons)	285,662
All employees (excluding executive officers)	2,307,596

EQUITY COMPENSATION PLAN INFORMATION

              The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2014.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Awards, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Awards, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)(2)	3,509,155	$2.91	(3)	489,469
Equity Compensation Plans Not Approved by Stockholders (4)	597,016	N/A		N/A
Total	4,106,171	N/A		489,469

(1)
Includes the 1999 Stock Plan, which was terminated in connection with our initial public offering, and the 2006 Plan, which became effective as of the date of our initial public offering.

(2)
The 2006 Plan previously contained an "evergreen" provision that was approved by our stockholders at the 2010 Annual Meeting, pursuant to which, the number of shares of common stock reserved for issuance under the 2006 Plan was increased on each of January 1, 2011, 2012 and 2013 by 3.5%, 3.3% and 3.1%, respectively, of the number of our shares of common stock issued and outstanding as of the immediately preceding December 31, provided that no more than 7,000,000 shares be issued pursuant to the exercise of incentive stock options granted under the 2006 Plan. Additionally, at the 2013 Annual Meeting, our stockholders approved of increasing the number of shares reserved for issuance under the 2006 Plan by 1,200,000 shares on each of January 1, 2014 and 2015.

(3)
The weighted-average exercise price takes into account 3,107,358 shares under stockholder approved plans issuable upon vesting of outstanding RSUs, which have no exercise price. The weighted-average exercise price for options only with respect to the stockholder approved plans is $25.42.

(4)
Includes 192,000 shares outstanding under inducement RSUs grants to two Named Executive Officers (Satish Menon and Gautam Srivastava) in 2014 whose compensation is discussed in detail in the sections of the Proxy Statement titled "Compensation Discussion and Analysis" and "Compensation Tables;" 134,698 shares outstanding under inducement RSU grants to certain employees of an acquired company (BorrowLenses, LLC) received on the date of the acquisition in 2013; 135,818 shares outstanding under inducement RSU grants issued to certain employees of acquired companies (Photoccino Ltd and Penguin Digital, Inc.) received on the dates of the respective acquisitions in 2012; and 134,500 shares outstanding under inducement RSU grants to two executive officers (Brian M. Regan and John Boris) in 2012. All of these grants were made outside of a stockholder approved plan, pursuant to the exemption for inducement grants under the listing rules of the NASDAQ Stock Market, and have the same material terms as the RSUs granted under our 2006 Plan.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION

              In accordance with Section 14A of the Securities Exchange Act, we are including in this Proxy Statement the opportunity for our stockholders to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.

              As described in detail under the heading "Compensation Discussion and Analysis," the objective of our executive compensation program is to attract, motivate and retain the exceptional leaders we need to drive shareholder value, fulfill our vision and mission, uphold our company values and achieve our corporate goals. We accomplish these goals in a manner consistent with our strategy, competitive practice, sound corporate governance principles, and stockholder interests and concerns. We believe the compensation program for the Named Executive Officers was strongly aligned with the long-term interests of our stockholders and was instrumental in helping us achieve strong financial performance in 2014.

              Accordingly, we are asking you to approve, on an advisory basis, the compensation of our Named Executive Officers, as described in this Proxy Statement, pursuant to SEC compensation disclosure rules, including the Compensation Discussion and Analysis and the related compensation tables and other narrative executive compensation disclosure contained therein.

              The following resolution is hereby submitted for a stockholder vote at the annual meeting:

              "RESOLVED, that the stockholders of Shutterfly approve, on an advisory basis, the compensation of Shutterfly's Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative discussion of this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission."

              Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote. The Compensation Committee will consider our stockholders' concerns to the extent there is any significant vote against the compensation of our Named Executive Officers as disclosed in this Proxy Statement and take them into account in future determinations concerning our executive compensation program. The Board therefore recommends that you indicate your support for the compensation of the company's Named Executive Officers, as described in this Proxy Statement.

              We have determined that our stockholders should cast an advisory vote on the compensation of our Named Executive Officers on an annual basis. Unless this policy changes, our next advisory vote on the compensation of our Named Executive Officers will be at the 2015 Annual Meeting of Stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE, ON AN ADVISORY BASIS, "FOR" THE APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS' DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE COMPENSATION TABLES AND THE RELATED NARRATIVE DISCUSSION OF THIS PROXY STATEMENT.

COMPENSATION DISCUSSION AND ANALYSIS

              This Compensation Discussion and Analysis provides information about the 2014 compensation for our Chief Executive Officer, our Chief Financial Officer and our next three most highly-compensated executive officers who were serving as executive officers at the end of 2014, who were as follows:

  •
  Jeffrey T. Housenbold, our President and Chief Executive Officer (our "CEO");

  •
  Brian M. Regan, our Senior Vice President and Chief Financial Officer;

  •
  Daniel C. McCormick, our Senior Vice President and Chief Operating Officer;

  •
  Satish Menon, our Senior Vice President and Chief Technical Officer; and

  •
  Gautam Srivastava, our former Senior Vice President and Chief Human Resources Officer, who resigned effective February 20, 2015.

              Compensation information for these individuals, who we refer to collectively as the "Named Executive Officers," is presented in the compensation tables following this Compensation Discussion and Analysis.

              This Compensation Discussion and Analysis describes our executive compensation program for 2014. It also describes how the Compensation Committee of our Board of Directors (the "Compensation Committee") arrived at the specific compensation decisions for our Named Executive Officers.

2014 Overview

              As a leading digital retailer of high-quality personalized products and services offered through a family of lifestyle brands, we operate in numerous dynamic and disruptive markets. With our headquarters located in the highly-competitive and entrepreneurial Silicon Valley, we compete for executive talent with a large number of early-stage venture-backed companies, pre-IPO companies, newly public, and mature publicly-traded companies, most of which operate in the high-growth technology sector. While our executive compensation decisions are driven by the ever-changing forces that shape this environment, our Board of Directors recognizes its obligation, as stewards for our stockholders, to safeguard their interests through responsible compensation policies and practices. As described in more detail in this section, in 2014 the Compensation Committee, acting on behalf of our Board of Directors, sought to fulfill these obligations while, at the same time, positioning our business to continue its history of strong financial and operational results.

    2014 Changes to Executive Compensation Program

              Following our Annual Meeting of Stockholders in May 2013, at which a slight majority of the votes cast on the stockholder advisory vote on the compensation of the Named Executive Officers (the "Say-on-Pay" vote) approved their compensation, we recognized the need to better understand the concerns of our stockholders about our executive compensation program. Thereafter, we actively engaged with each of our top 20 institutional stockholders, representing over 87% of the outstanding shares of our common stock, to discuss the results of the Say-on-Pay vote and to identify potential areas for improving our executive compensation program. In addition to its regular meetings in July and October 2013, the Compensation Committee held two special meetings in September 2013 to specifically consider the collective stockholder input from these efforts.

              Since the Say-on-Pay vote and subsequent stockholder engagement efforts occurred during the summer and fall of 2013, respectively, well after the Compensation Committee had set the compensation of the Named Executive Officers for the year, the subsequent changes that it made to our executive compensation program were first effective in 2014. Specifically, the Compensation Committee made the following significant changes to the compensation program for the Named Executive Officers:

What We Learned	How We Responded
Stockholders expressed concern about our CEO's target total direct compensation opportunity.	The Compensation Committee significantly reduced our CEO's target total direct compensation opportunity for 2014 (which was approximately 29% less than his target opportunity for 2013), with this decrease almost entirely reflected in the grant date value of his target long-term incentive compensation opportunity.

What We Learned	How We Responded
Stockholders expressed concern about our CEO's target long-term incentive compensation opportunity.

•

The Compensation Committee significantly reduced the grant date fair value of our CEO's target long-term incentive compensation award, from $12 million in 2013 to $8 million in 2014, a 33% reduction.

•

In addition, the Compensation Committee extended the vesting period for our CEO's time-based equity awards from three years in 2013 to four years in 2014.

Stockholders expressed concern that the same performance measures were being used for both our performance-based cash bonuses and performance-based equity awards and that both forms of incentive compensation used the same one-year measurement period.

The Compensation Committee redesigned the 2014 performance-based equity award for our CEO to be based on three separate performance measures:

•

 net revenue growth,

•

 adjusted EBITDA growth, and

•

 relative total stockholder return, Measured over a two-year performance period ending December 31, 2015.

Stockholders expressed concern about our use of discretionary bonuses.

•

The Compensation Committee adopted an annual bonus plan for 2014 that bases all bonus payments on objective performance criteria and which permits the exercise of discretion only to reduce bonus payments (so-called "negative discretion").

Stockholders expressed concern about the payment of bonus when our earnings were negative.

•

The annual bonus plan for 2014 provides for the payment of bonuses for the achievement of our quarterly financial goals, including adjusted EBITDA. Due to the seasonality of our business, the threshold level of EBITDA for our first and third quarter bonus plans is set below $0 but in aggregate the sum of our four quarterly EBITDA thresholds was $154.9 million.

•

Rigorous goals were set each quarter. The sum of the EBITDA threshold for the four quarters, increased by 33% in 2014.

What We Learned	How We Responded
Stockholders expressed concern that there was not sufficient alignment between our financial performance and our CEO's target total direct compensation.	The Compensation Committee adjusted the mix of our CEO's target total direct compensation opportunity for 2014 to provide that a majority (55%) of this opportunity is contingent on performance-based long-term incentive compensation. To earn the maximum award, we must for the two-year performance period:

•

 achieve the adjusted EBITDA target level,

•

 exceed the net revenue growth target level by 50%, and

•

 our relative total stockholder return must exceed the Russell 2000 Index by 25 percentage points.

EACH OF THESE CHANGES WENT INTO EFFECT DURING 2014

              Notwithstanding these changes, at our 2014 Annual Meeting of Stockholders, our stockholders narrowly approved the compensation of the Named Executive Officers, with approximately 50.1% of the votes cast in favor of the Say-on-Pay proposal.

              Our Board of Directors and the Compensation Committee believe that it is of the utmost importance that we effectively communicate with our stockholders about the unique nature of and opportunities embedded in our business, our need to provide appropriate incentives to drive the growth that we expect over the years ahead, and the critical importance of our CEO to the successful execution of our long-term business strategy. At the same time, our Board of Directors and the Compensation Committee are aware of the dialog around our executive compensation program and the pay opportunities that have been extended to our senior leadership, which have raised the concerns that they have sought to address. Our Board of Directors and the Compensation Committee remain committed to an ongoing dialog with our stockholders to address these concerns within the context of our business imperatives, including the situation which they faced at the end of 2014.

    CEO Compensation

    2014 Compensation Decisions

              As described above, when setting the 2014 compensation of our CEO, the Compensation Committee took into consideration the feedback that it had previously received from our stockholders which resulted in target total compensation that was 29% lower than 2013. His target total direct compensation opportunity for 2014 was as follows:

  •
  An annual base salary of $650,000, keeping pace with the competitive market;

  •
  The target annual cash bonus opportunity would remain equal to 100% of his annual base salary;

  •
  A time-based restricted stock unit award for 75,600 shares of our common stock with a grant date fair value of $3,507,084, that is to vest annually over the four-year period from 2014 to 2018; and

  •
  A performance-based restricted stock unit award for 92,400 shares of our common stock with a grant date fair value of $4,537,764, that may be earned over a two-year performance period from 2014 through 2015 based on our cumulative EBITDA and revenue growth over that period as well as our total stockholder return relative to the Russell 2000 Index. Vesting of any shares of our common stock earned pursuant to the PBRSU awards will occur on the second and third anniversary of the date of grant with 50% vesting on each anniversary.

  •
  The total grant value mix was 55% performance-based restricted stock units and 45% time-based restricted stock units.

              The table below provides a year-over-year comparison of the CEOs target total direct compensation.

Element	2013	2014	% Change
Base Salary	$560,000	$650,000	16.1%
Target Bonus %	100%	100%	0%
Target Cash Compensation	$1,120,000	$1,300,000	16.1%
Long-Term Incentive	$12,011,800	$8,044,848	–33.0%
Target Total Direct Compensation	$13,131,800	$9,344,848	–28.8%

              As illustrated by the following graph, 51% of the CEO's target total direct compensation opportunity for 2014 was based on short- and long-term performance plan results, and 86% of his total target direct compensation was tied to equity awards:

              Our Board of Directors firmly believes that our steady and consistent growth over the past decade, as well as our success in developing a leading market position has largely been the result of the exceptional leadership of our CEO and the team he has attracted to work for him. Specifically:

  •
  His focus, creativity, and ability to motivate our workforce have enabled us to flourish in a market sector that has proved to be unforgiving to less nimble and less entrepreneurial companies.

  •
  His role as the primary driver of our business, including its successful entry into several commercial ventures has been integral to our positioning as an industry leader.

  •
  Most significantly, his recognized status as a leader and visionary has allowed us to attract and develop a top-caliber management team, capable of achieving our long-term growth objectives.

              In 2014, we experienced another record year of growth, with our revenues increasing 18% year-over-year to $921.6 million, and recorded our 56th consecutive fiscal quarter of year-over-year revenue growth. In addition, we recorded adjusted EBITDA for 2014 of $166.8 million, an increase of 11% from 2013.

              On a longer-term basis, during our CEO's tenure the compound annual growth rate of our net revenues has been 33%:

              Further, our total stockholder return has consistently outperformed the Nasdaq Composite Index and Russell 2000 Index since our initial public offering.

	3-Year TSR (1)	5-Year TSR (1)	TSR since IPO (1)
Shutterfly	83.2%	134.1%	168.2%
Nasdaq Composite	81.8%	108.7%	109.7%
Russell 2000	62.6%	92.6%	66.0%

(1)
TSR performance measured on 12/31/2014.

              Thus, while our Board of Directors has sought to properly align our CEO's total compensation opportunities with the interests of our stockholders, it has remained sensitive to the need to both motivate and adequately reward him for continuing to achieve our annual and long-term financial and strategic objectives and to ensure that he remains with the Company to guide our business through the ongoing transformation of photo storage and sharing technologies and the accompanying changes in consumer tastes.

    2015 Compensation Decisions

              In November 2014, following the termination of Shutterfly's exploration of a potential sale of the company, the Board and its Compensation Committee became acutely concerned about the ability to retain Mr. Housenbold, and consequently his management team, given the increased risk that other companies would attempt to hire Mr. Housenbold and the fact that his unvested equity incentives declines sharply after February 2016 and were below what Mr. Housenbold could earn at comparable companies in Silicon Valley. These factors prompted the Compensation Committee to act promptly on Mr. Housenbold's compensation for 2015 and beyond in November 2014 rather than wait until February as it had done historically. Given the rapid changes in our market sector, the critical strategic initiatives that we had and were about to launch, and the replacement costs associated with identifying and integrating a new chief executive officer at this point in our development, the Compensation Committee and Board determined that it was in the best interests of our stockholders to retain Mr. Housenbold's services. After considering several different strategies, the Compensation Committee and Board approved the following compensation package for Mr. Housenbold for 2015:

  •
  Increased annual base salary from $650,000 to $700,000, effective December 1, 2014;

  •
  Kept the target annual cash bonus opportunity equal to 100% of his annual base salary;

  •
  Granted a target equity award of 360,000 restricted stock units with 55% of the shares (198,000) denominated as performance-based restricted stock units and 45% of the shares (162,000) as time-based restricted stock units, with the time-based RSU grant to vest annually over the three-year period from November 2015 to November 2018;

  •
  Like the 2014 PBRSU grant, the 2015 PBRSU grant contains three key components: (1) an EBITDA trigger that must be achieved before any shares are earned; (2) the number of PBRSUs earned will be based on 2015 revenue; and (3) the number of PBRSUs earned will be modified based on Shutterfly's two-year TSR performance relative to the Russell 2000 Index. For this purpose, EBITDA and revenue metrics exclude any acquisitions during the year. A detailed description of the performance conditions for these PBRSUs is available beginning on page 78. Vesting of the PBRSUs earned under corporate financial goals will occur over 3 years; one third on the 1st anniversary of the grant based on achievement of performance goals, and one third on both the 2nd and 3rd anniversaries of the grant assuming continued service until that date. Vesting of PBRSUs earned under the relative TSR modifier will occur over 3 years, with two thirds on the 2nd anniversary of the grant based on achievement of market goals; and the remaining one third on the 3rd anniversary of the grant assuming continued service until that date.

              The table below compares our CEO's 2014 and 2015 target total direct compensation:

Element	2014	2015
Base Salary	$650,000	$700,000
Target Bonus %	100%	100%
Target Cash Compensation	$1,300,000	$1,400,000
Long-Term Incentive	$8,044,848	$15,460,200	(1)
Target Total Direct Compensation	$9,344,848	$16,860,200

(1)
The grant date fair value for the PBRSUs was determined when the performance metrics were set in January 2015.

              After careful consideration, the Compensation Committee and Board determined that, rather than make a one-time retention award to Mr. Housenbold, it was in the best interests of Shutterfly and our stockholders to (1) increase the total value for Mr. Housenbold's 2015 equity grant and (2) grant the time-based restricted stock unit awards on November 20, 2014, approximately three months prior to February 18, 2015, the date on which the other named executive officers received their 2015 stock awards. The PBRSU award was granted on January 20, 2015, when the Compensation Committee and the Board approved the performance conditions applicable to the award. Mr. Housenbold did not receive any additional stock awards on February 18, 2015 when the other named executive officers received their annual stock awards, and Mr. Housenbold will not be eligible for any additional stock award until 2016.

              In making these decisions, the Compensation Committee and Board concluded that this pay package constituted a meaningful and competitive compensation opportunity for Mr. Housenbold — particularly in light of retention concerns and, in a broader context, in the highly-competitive market in the Silicon Valley for seasoned public company senior executives, especially the Chief Executive Officer. At the same time, the Compensation Committee and Board believed that the overall design of these arrangements placed a strong emphasis on performance-based pay, which would ensure that a majority of his potential rewards were contingent on creating long-term value for our stockholders, while, at the same time, satisfying our retention objectives.

    Impact of 2015 CEO Pay Decisions on Summary Compensation Table

              By moving up the date of Mr. Housenbold's 2015 grant by approximately three months to November 20, 2014, the 162,000 time-based RSUs the

Compensation Committee and Board intended to be part of the 2015 compensation program will appear in the 2014 Summary Compensation Table in accordance with SEC disclosure rules. As a result, the reported value of Mr. Housenbold's stock awards for 2014 is $6,805,620 greater than the intended value of the 2014 compensation program. The value of the 198,000 PBRSUs, however, will appear in the 2015 Summary Compensation Table and the reported grant value will be based on the grant date fair value on January 20, 2015. The difference between our intended 2014 and 2015 equity program values and the reported amounts in the Summary Compensation Table is detailed in the table below.

Grant	2014 Program Value	2015 Program Value	2014 Summary Compensation Table Value	2015 Summary Compensation Table Value
2014 RSU	$3,507,084		$3,507,084
2014 PBRSU	$4,537,764		$4,437,764
2015 RSU		$6,805,620	$6,805,620
2015 PBRSU		$8,564,580		$8,564,580
TOTAL	$8,044,848	$15,460,200	$14,850,468	$8,564,580

    2016 Compensation Design

              In early 2015, the Compensation Committee engaged with institutional shareholders to establish a framework for the 2016 executive compensation program, in particular our CEO's compensation. Based on feedback received through this dialogue, the Compensation Committee established the following general parameters to guide the design of the 2016 executive compensation program:

  •
  Our CEO's total long-term incentive grant value will be reduced to approximately $8 million for 2016;

  •
  60% of the long-term incentive program will be in PBRSUs and 40% will be RSUs;

  •
  Threshold payout for PBRSUs will be 50% of target and maximum payout will be 150% of target;

  •
  Approximately 75% of the PBRSUs will be tied to free cash flow per share;

  •
  Approximately, half the PBRSUs based on free cash flow per share performance will have a two-year performance period and approximately half will have a three-year performance period.

    •
    The free cash flow per share targets are expected to be set at least 15% higher than our free cash flow for the year ended December 31, 2015 because they will be based on 2017 and 2018 free cash flow.

    •
    As disclosed in our Annual Report, we define free cash flow as adjusted EBITDA less purchases of property and equipment and capitalization of software and website development costs.

  •
  Approximately 25% of the PBRSUs will be tied to total shareholder return over a three-year performance period relative to an appropriate broad index;

  •
  Payouts would range from 50% of target for 30th percentile performance; 100% of target for 60th percentile performance; and 150% of target for 90th percentile performance.

  •
  The overall number of shares granted by the Company for 2016 and 2017 would be reduced to approximately 1.9 million shares, compared to our projection of 2.4 million for 2014 and 2015.

    Executive Compensation Best Practices

              We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy.

    What We Do

    ✓
    Compensation Committee Independence — Our Board of Directors maintains a Compensation Committee comprised solely of independent directors who have established effective means for communicating with our stockholders regarding their executive compensation ideas and concerns.

    ✓
    Compensation Committee Advisor Independence — During 2014, the Compensation Committee engaged Compensia, Inc. to assist with its responsibilities. Compensia performed no consulting or other services for the Company.

    ✓
    Annual Advisory Vote on Executive Compensation — Our Board of Directors and the Compensation Committee carefully consider the outcome of these advisory votes when making compensation decisions.

    ✓
    Annual Compensation Review — The Compensation Committee conducts an annual review of our executive compensation philosophy and strategy, including a review of the compensation peer group used for comparative purposes.

    ✓
    Compensation-Related Risk Assessment — We conduct an annual evaluation of our compensation programs, policies, and practices to ensure that they reflect an appropriate level of risk-taking that does not have a material adverse impact on our company.

    ✓
    Emphasize Performance-based Incentive Compensation — The Compensation Committee designs our executive compensation program to use performance-based short-term and long-term incentive compensation awards to align the long-term interests of our executive officers with the interests of our stockholders.

    ✓
    Emphasize Long-Term Equity Compensation — Equity awards vest or may be earned over multi-year periods, which better serves our long-term value creation goals and retention objectives.

    ✓
    Limited Executive Perquisites — We provide only modest amounts of perquisites or other personal benefits to the Named Executive Officers that serve a sound business purpose.

    ✓
    Stock Ownership Policy — We maintain a stock ownership policy for our CEO and the members of our Board of Directors that requires each of them to own a specified amount of our common stock.

    ✓
    Compensation Recovery Policy — We maintain an Executive Officer Recoupment Policy that provides for the recoupment of annual incentive compensation from our executive officers in the event of a financial restatement resulting from the fraud or intentional misconduct of an executive officer.

    ✓
    "Double-Trigger" Change in Control Arrangements — The post-employment compensation arrangements for the Named Executive Officers are based on a "double-trigger" arrangement that provides for the receipt of payments and benefits only in the event of

      (i) a change in control of Shutterfly and (ii) a qualifying termination of employment.

    ✓
    Reasonable Change-in-Control Arrangements — The post-employment compensation arrangements for the Named Executive Officers provide for amounts and multiples that are within reasonable market norms.

    ✓
    Prohibition on Hedging — Under our insider trading policy, all employees and the members of our Board of Directors are prohibited from speculating in our equity securities, including the use of short sales, "sales against the box" or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as "cashless" collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold.

    ✓
    Anti-pledging Policy — Under our 2006 Equity Plan, employees are prohibited from pledging their shares.

    ✓
    Succession Planning — Our Board of Directors reviews the risks associated with our key executive positions on an annual basis so that we have an adequate succession strategy and plans are in place for our most critical positions.

    What We Do Not Do

    X
    No Single Trigger Change In Control Benefits — No payments or benefits are payable solely on the occurrence of a change in control of our company.

    X
    Retirement Programs — Other than our 401(k) retirement plan generally available to employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for the Named Executive Officers.

    X
    No Tax "Gross-Ups" or Payments — We do not provide any "gross-ups" or tax payments in connection with any compensation element or any excise tax "gross-up" or tax reimbursement in connection with any change in control payments or benefits.

    X
    No Dividends — We do not pay dividends or dividend equivalents on unvested or unearned restricted stock units and performance-based restricted stock unit awards.

    X
    No Stock Option Repricing — We do not reprice options to purchase shares of our common stock without stockholder approval.

Our Corporate Values and Compensation Philosophy

    Our Values

              We seek to be a transformative global organization that improves peoples' lives, as reflected in our corporate values:

  •
  Our Vision:  Our vision is to make the world a better place by helping people share life's joy.

  •
  Our Mission:  Our mission is to build an unrivaled service that enables deeper, more personal relationships between our customers and those who matter most in their lives.

  •
  Our Values:  We passionately pursue excellence in everything we do. We inspire customers and each other to be creative and to achieve more than was thought possible. We act as owners of the Company, doing the right thing proactively, decisively and based on facts. We are committed to supporting each other and providing great service, quality and value to our customers. We treat each other and our customers as we would want to be treated.

  •
  Our Corporate Goals:  Each year, we establish overall corporate financial and non-financial goals as an integral part of our strategy to improve corporate performance and increase stockholder value. Our executive compensation program, policies and practices are designed to create incentives for outstanding execution and to reward our employees for their contributions towards achieving such goals.

    Our Compensation Philosophy

              Our compensation philosophy provides the guiding principles for structuring compensation programs that embody these values.

  •
  Compensation Should Reflect our Pay-for-Performance Culture.  A core element of our compensation philosophy is our belief that pay should be directly linked to performance. Accordingly, a significant portion of executive compensation is contingent on, and varies based on, growth in stockholder value, achievement of our corporate performance goals and individual contributions to our success.

  •
  Compensation Level and Mix Should Reflect Responsibility and Accountability.  Total compensation is higher for individuals with greater responsibility, greater ability to influence achievement of our corporate goals and greater accountability for those goals. As responsibility increases, a greater portion of the executive's total compensation is performance-based pay, contingent on the achievement of corporate and individual performance objectives. Performance-based cash bonuses and equity-based compensation are appropriately higher for executives with higher levels of responsibility and accountability for results.

  •
  Compensation Should Enhance Stockholder Value.  Compensation should create management incentives to achieve short-term results in a manner that also supports our long-term strategic and financial goals. Performance-based cash bonuses create incentives for achieving results that enhance stockholder value in the short-term, while equity awards serve to align the interests of our executives with our stockholders over the long-term. Our compensation policies and practices, such as the mix of compensation elements and overall limits on incentive pay, are designed to balance short-term and long term interests, and thus prevent the creation of incentives that could result in individuals taking inappropriate risks that would have a material adverse effect on the Company Further, our executive compensation program is subject to an annual assessment process that is intended to identify any areas of our compensation policies and practices that may unintentionally encourage inappropriate risk-taking.

    Our Compensation Objectives

              The purpose of our executive compensation program is to attract, motivate and retain the exceptional leaders we need to drive stockholder value, fulfill our vision and mission, uphold our values and achieve our corporate objectives. Our executive compensation program is specifically designed to: attract top talent; retain high performers; engage individuals through pay-for-performance; and be competitive with the market.

Executive Compensation Process

    Role of the Compensation Committee

              The Compensation Committee, among its other responsibilities, establishes our overall compensation philosophy and reviews and approves our executive compensation program, including the specific compensation of our executive officers, including the Named Executive Officers. The Compensation Committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities.

              The Compensation Committee relies on its compensation consultant and legal counsel, as well as our CEO, our Chief Human Resources Officer and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The Compensation Committee makes all final decisions regarding compensation, including base salary levels, target bonus opportunities, actual bonus payments and equity awards for our executive officers. The Compensation Committee meets on a regularly-scheduled basis and at other times as needed. The Compensation Committee periodically reviews compensation matters with our Board of Directors.

              At least annually, the Compensation Committee conducts a review of our executive compensation program to assess whether our compensation program is aligned with our vision, mission, values and corporate goals, provides appropriate short-term and long-term incentives for our executive officers and is competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent.

              The factors considered by the Compensation Committee in determining the compensation of our executive officers for 2014 included:

  •
  the recommendations of our CEO (except with respect to his own compensation) as described below;

  •
  our corporate growth and other elements of financial performance;

  •
  our corporate and individual achievements against our short-term and long-term performance objectives;

  •
  the individual performance of each executive officer against his management objectives;

  •
  a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);

  •
  the expected future contribution of the individual executive officer; and

  •
  internal pay equity based on the impact on our business and performance.

              The Compensation Committee did not weight these factors in any predetermined manner, nor did it apply any formulas in making its decisions. The members of the Compensation Committee considered this information in light of their individual experience, knowledge of Shutterfly, knowledge of each executive officer, and business judgment in making their decisions regarding executive compensation.

              As part of this process, the Compensation Committee also evaluates the performance of our CEO each year and makes all decisions regarding his base salary adjustments, bonus payments and equity awards. Our CEO is not present during any of the deliberations regarding his compensation.

    Role of our CEO

              Each year, our CEO evaluates the performance of each of our executive officers, including the other Named Executive Officers, based on one or more individual performance objectives established at the beginning of the year. Using his subjective evaluation of each executive officer's performance and taking into consideration our corporate performance during the preceding year, he then makes recommendations to the Compensation Committee regarding base salary adjustments for the current year, as well as bonus payments and equity awards. While the Compensation Committee considers these recommendations, as well as the competitive market analysis prepared by its compensation consultant, these recommendations and market data provide only reference points for the Compensation Committee. Ultimately, the Compensation Committee applies its own business judgment and experience to determine the individual compensation elements and amount of each element for our executive officers.

    Role of Compensation Consultant

              Pursuant to its charter, the Compensation Committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities. Pursuant to this authority, the Compensation Committee retained Compensia, Inc., a national compensation consulting firm, as its compensation consultant for 2014. Compensia provided the Compensation Committee with support regarding the amount and types of compensation that we provide to our executive officers, how these compare to the compensation practices of other companies and advice regarding other compensation-related matters.

              Representatives of Compensia attended meetings of the Compensation Committee as requested and also communicated with the Compensation Committee outside of meetings. Compensia reported to the Compensation Committee rather than to management, although Compensia was allowed to meet with members of management, including our CEO and members of our executive compensation staff, for purposes of gathering information on proposals that management could make to the Compensation Committee. During 2014, Compensia met with various executive officers to collect data and obtain management's perspective on various executive compensation proposals.

              The Compensation Committee may replace its compensation consultant or hire additional advisors at any time. Compensia provided no other services to us and received no compensation other than with respect to the services described above.

              Based on the consideration of the various factors as set forth in the rules of the SEC and the listing standards of the NASDAQ Stock Market, the Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee raised any conflict of interest.

    Competitive Positioning

              Given our unique history, business sector, market competitors and geographical location, the Compensation Committee believes that the competitive market for executive talent includes early-stage venture-backed Silicon Valley-based companies (including companies that are preparing for their initial public offering of equity securities), high-growth technology companies, including Internet-based product and services companies and emerging and mature retail companies with an Internet-based e-commerce business model. Accordingly, it develops a compensation peer group to contain a carefully-selected cross-section of such public companies using factors described below, with revenues and market capitalizations that are similar to ours. This data is supplemented with Radford executive compensation data representing both public and private technology companies that are of similar size with revenues between $500 million and $1 billion. The Compensation Committee considers the compensation practices of these peer group companies as one factor in its compensation deliberations.

    Compensation Peer Group

              In October 2013, the Compensation Committee directed its compensation consultant to evaluate the group of peer companies used as a reference for market positioning and determine whether to recommend potential adjustments to the composition of this compensation peer group. The compensation consultant undertook a detailed review of the compensation peer group, taking into consideration the size of each company (based on revenues and market capitalization) relative to Shutterfly's recent growth.

              Following this review, the compensation consultant recommended to the Compensation Committee the following peer group to consist of 19 publicly-traded technology companies, which the Compensation Committee subsequently approved. The selected companies had revenues ranging from $370 million to $1.5 billion, with a median of $688 million, and market capitalizations ranging from $1.0 billion to $8.9 billion, with a median of $3.3 billion. Shutterfly was positioned slightly higher than peer group median in terms of revenue and slightly lower than the peer group median in terms of market capitalization when the peer group was approved in October 2013. The companies comprising the updated compensation peer group were as follows:

ACI Worldwide, Inc.	Fortinet, Inc.	Ultimate Software Group, Inc.
Akamai Technologies, Inc.	Liquidity Services, Inc.	ValueClick, Inc.
Blackbaud, Inc.	MICROS Systems, Inc.	VeriSign, Inc.
Cadence Design Systems, Inc.	Pandora Media, Inc.	VistaPrint, Inc.
Concur Technologies, Inc.	Solera Holdings, Inc.	Web.com Group, Inc.
Fair Isaac Corporation	SS&C Technologies, Inc.	WebMD Health Corp.
TIBCO Software, Inc.

              This compensation peer group was used by the Compensation Committee in connection with its annual review of our executive compensation program in February 2014. Specifically, the Compensation Committee reviewed the compensation data drawn from the compensation peer group, in combination with industry-specific compensation survey data, to develop a subjective representation of the "competitive market" with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the compensation levels of our executive officers compare to the competitive market. As part of this evaluation, the Compensation Committee also reviewed the performance measures and performance goals generally used within the competitive market to reward performance.

              In September 2014, using the same criteria as described above but updating the size criteria (revenue and market capitalization) to align with our then-current size, the compensation consultant evaluated the existing compensation peer group and recommended to the Compensation Committee the following peer group to consist of 17 publicly-traded technology companies, which the Compensation Committee subsequently approved. The selected companies had revenues ranging from $415 million to $1.7 billion, with a median of $737 million, and market capitalizations ranging from $940 million to $7.5 billion, with a median of $3.6 billion. Shutterfly was positioned slightly higher than peer group median in terms of revenue and slightly lower than the peer group median in terms of market capitalization when the peer group was approved. This compensation peer group was used by the Compensation Committee in connection with its deliberations on the 2015 compensation for our CEO. Informatica and TiVo were added to the peer group as they met all of the key size and growth criteria. Fair Isaac, Liquidity Services, and Akamai Technologies were removed from the peer group because they no longer met the size and growth criteria, and MICROS Systems was acquired and therefore removed from the peer group. The companies comprising the updated compensation peer group were as follows:

ACI Worldwide, Inc.	Informatica, Inc.	TiVo Inc.
Blackbaud, Inc.	Pandora Media, Inc.	Ultimate Software Group, Inc.
Cadence Design Systems, Inc.	Solera Holdings, Inc.	VeriSign, Inc.
Concur Technologies, Inc.	SS&C Technologies, Inc.	VistaPrint, Inc.
Conversant, Inc.	TIBCO Software, Inc.	Web.com Group, Inc.
Fortinet, Inc.		WebMD Health Group

Compensation Program Elements

              Our executive compensation program is comprised of three primary elements:

  •
  Base salary;

  •
  Quarterly performance-based cash bonuses; and

  •
  Long-term incentive compensation in the form of equity awards.

    Base Salary

              The Compensation Committee sets the base salaries of our executive officers, including the Named Executive Officers, at levels it believes will enable us to hire and retain individuals in a competitive environment and to reward individual performance and contribution to our overall corporate goals. In determining base salaries, the Compensation Committee takes into account each executive officer's qualifications and experience, position and scope of responsibilities, and his historical and recent job performance.

              In February 2014, the Compensation Committee set the base salaries of the Named Executive Officers for 2014, which became effective on March 1, 2014, as follows:

Named Executive Officer	2013 Base Salary	2014 Base Salary	Percentage Adjustment
Mr. Housenbold	$560,000	$650,000	16.1%
Mr. Regan	$400,000	$405,000	1.3%
Mr. McCormick	$366,000	$395,000	7.9%
Mr. Menon	N/A	$360,000	N/A
Mr. Srivastava	N/A	$325,000	N/A

              The actual base salaries paid to the Named Executive Officers during 2014 are set forth in the "2014 Summary Compensation Table" below.

    Short-term Incentive Program

              We use cash bonuses to reward the performance of Named Executive Officers for their contributions to our overall corporate financial and operational performance for the current fiscal year. We evaluate and reward the performance of our executive officers based on quarterly performance periods because the Committee has determined this is most efficient method to set rigorous goals while company is in the midst of a high-growth period. As illustrated below, the design for the 2014 Quarterly Bonus Plan consisted of the following parameters:

Threshold Earnings Requirement	• An adjusted EBITDA threshold must be met each quarter before any bonus can be earned for that quarter
Plan Funding

•

If the adjusted EBITDA threshold is met, the plan will fund based on net revenue results

•

Funding is 75% of target for threshold performance, 100% at target performance, and capped at 125% of target

Individual Multiplier	• An individual multiplier is applied to the funded amount based on performance review
Committee Discretion	• The Compensation Committee has the authority to exercise negative discretion on the actual plan funding

              Adjusted EBITDA is a non-GAAP financial measure and the section titled "Non-GAAP Financial Measures" in our Annual Report on Form 10-K as filed with the Securities and Exchange Commission on February 18, 2015 contains an explanation of how we calculate this measure and provides a reconciliation of this measure to the most directly comparable GAAP measures.

    Target Cash Bonus Opportunities

              Under the 2014 Quarterly Bonus Plan, the target annual cash bonus opportunity of our CEO was set at 100% of his annual base salary, which was the same percentage as in 2012 and 2013, and the target annual cash bonus opportunities of the other Named Executive Officers were set at 40% of their annual base salaries, which was the same percentage as in 2013. In addition, the target annual cash bonus opportunities for all participants were weighted by fiscal quarter at 20% of the target annual cash bonus opportunity for each of the first three fiscal quarters of 2014, and 40% of the target annual cash bonus opportunity for the fourth fiscal quarter to reflect the proportional weight of our quarterly financial target levels relative to our annual revenue and profits. Individual awards under the Quarterly Bonus Plan can range from 0 to 200% of the target award.

    Financial Metrics

              The performance goals for adjusted EBITDA and net revenue performance were developed in light of our recent historical financial performance, planned strategic initiatives, and the then-existing economic environment. The target levels were designed to be rigorous to achieve. This uncertainty helped ensure that any bonus payments made under the 2014 Quarterly Bonus Plan were made only if warranted by our actual financial and operational performance, consistent with the plan's objectives.

              The sum of the adjusted EBITDA threshold for each quarter in 2014 represents a 33% increase from 2013. The adjusted EBITDA threshold performance levels set by the Compensation Committee under the 2013 and 2014 Quarterly Bonus Plans are detailed below:

Adjusted EBITDA Threshold
2014 Actual Adjusted EBITDA Performance
Period	2014		2013
First Quarter	$(1.5M	)	$(3.5M	)	$0.2M
Second Quarter	$7.0M		$(1.5M	)	$11.7M
Third Quarter	$(9.5M	)	$(8.0M	)	$(9.7M	)
Fourth Quarter	$158.9M		$129.2M		$164.6M

Total	$154.9M		$116.2M		$166.8M

              The sum of the net revenue target for each quarter in 2014 represents a 20.8% increase from 2013. The net revenue funding range set by Compensation Committee under the 2013 and 2014 Quarterly Bonus Plans are detailed below:

	2014 Net Revenue Performance Range			2013 Net Revenue Performance Range
2014 Actual Net Revenue Performance
Period	Threshold	Target	Maximum	Threshold	Target	Maximum
First Quarter	$132.0M	$135.0M	$140.0M	$107.0M	$112.5M	$119.0M	$137.1M
Second Quarter	$154.0M	$158.0M	$159.5M	$115.0M	$119.0M	$123.0M	$159.1M
Third Quarter	$140.5M	$143.5M	$144.9M	$115.5M	$120.0M	$125.0M	$142.0M
Fourth Quarter	$466.7M	$477.1M	$481.7M	$392.1M	$405.1M	$423.0M	$483.3M

Total	$893.2M	$913.6M	$926.1M	$729.6M	$756.6M	$790.0M	$921.6M

              The Compensation Committee believes that net revenues and adjusted EBITDA are the best measures of our annual financial performance, as they are important valuation measures often monitored by stockholders. Our adjusted EBITDA and revenue growth performance determined the funding of the bonus pool, which was then subject to negative discretion from the Committee. Individual performance multipliers are then applied in order to determine individual bonus amounts, with the total payouts to all participants under the Quarterly Bonus Plan not to exceed the size of the funding pool. The individual multiplier is based on their contribution towards achieving our strategic and functional imperatives and meeting the financial objectives of our annual operating plan.

    Bonus Decisions

              At each of its quarterly meetings where it reviewed our financial results for purposes of the 2014 Quarterly Bonus Plan, the Compensation Committee considered the potential bonus payments for our Named Executive Officers. For each of the first, second and fourth fiscal quarters, our adjusted EBITDA exceeded the pre-established threshold performance levels, thereby making our executive officers eligible for a bonus payment for each such fiscal quarter. In the third quarter, our adjusted EBITDA was $200,000 below the established threshold performance level due to increased general and administrative costs incurred during the quarter in connection with the Company's efforts to explore a potential sale of the Company. Due to the extraordinary nature of the expense that resulted in the decrease to adjusted EBITDA for the quarter and the desire to incentivize performance in the fourth quarter, the Compensation Committee determined to fund the pool for the third quarter. The overall bonus plan funding was based on net revenue performance for each of the four quarters. The individual performance multiplier ranged from –20% to +16%.

              The following table presents the quarterly bonus payments that were made to the Named Executive Officers under the 2014 Quarterly Bonus Plan.

Named Executive Officer	Fiscal Quarter	Bonus Payment	Percent of Target
Mr. Housenbold	First	$130,000	100%
	Second	$130,000	100%
	Third	$130,000	100%
	Fourth	$305,200	109%
	Total for 2014	$695,200	104%
Mr. Regan	First	$32,400	100%
	Second	$32,400	100%
	Third	$29,150	90%
	Fourth	$58,300	90%
	Total for 2014	$152,250	94%
Mr. McCormick	First	$31,600	100%
	Second	$25,280	80%
	Third	$31,600	100%
	Fourth	$73,300	116%
	Total for 2014	$161,780	102%
Mr. Menon	First	N/A	N/A
	Second	N/A	N/A
	Third	N/A	N/A
	Fourth	$39,750	105%
	Total for 2014	$39,750	105%
Mr. Srivastava	First	N/A	N/A
	Second	N/A	N/A
	Third	N/A	N/A
	Fourth	$44,200	85%
	Total for 2014	$44,200	85%

              The cash bonuses paid to the Named Executive Officers for 2014 are set forth in the "2014 Summary Compensation Table" below.

    Long-Term Incentive Compensation

              We use long-term incentive compensation in the form of equity awards to motivate our Named Executive Officers, by providing them with the opportunity to build an equity interest in our company and to share in the potential appreciation of the value of our common stock. In 2014, we granted PBRSU awards and RSU awards as our long-term incentive compensation for the following reasons:

  •
  Equity awards foster employee stock ownership and focus our executive officers on increasing long-term stockholder value.

  •
  Beginning in 2008 and continuing through 2014, our approach in using equity awards has been consistent with trends in the technology sector by shifting the emphasis from stock options to PBRSU and RSU awards. Both award types are an increasingly prevalent component of long-term incentive compensation, most importantly due to their more predictable accounting expense, greater efficiency in use of stockholder resources (as they are less dilutive than stock options) and greater retention value — particularly in an environment of volatile stock prices.

  •
  PBRSU awards are only earned if we achieve pre-established financial performance objectives, supporting our goal of aligning the interests of our executive officers with those of our stockholders.

              In determining the amount of the long-term incentive compensation awards for our Named Executive Officers, the Compensation Committee takes into account each executive officer's qualifications and experience, position and scope of responsibility, the remaining vesting period and expected value (and thus, retention value) of his or her outstanding equity awards, his ability to affect profitability and stockholder value, his or her historical and recent job performance, our desired equity compensation position with respect to the competitive market, and the potential value of equity awards in relation to other elements of total direct compensation. In making equity award decisions, the Compensation Committee's primary objectives are to reward long-term individual performance, maximize executive retention and align the long-term incentive compensation of our Named Executive Officers with stockholder interests. The Compensation Committee does not place any specific weight on these factors, nor does it apply a formula to determine the amounts awarded.

    2014 Equity Awards

              In February 2014, the Compensation Committee approved equity awards for our Named Executive Officers. These equity awards consisted of time-based RSU awards and PBRSU awards. The award mix was set at 55% PBRSU and 45% RSU for the CEO and 50% each for the Named Executive Officers. In the case of our CEO, the Compensation Committee exercised its judgment to set the amount of his equity award at a level intended to reinforce the link between his long-term compensation and our corporate performance and increasing stockholder value and, at the same time, encouraging retention of his ongoing leadership. The equity award amounts were determined by the Compensation Committee, in its judgment, to be the appropriate amounts necessary to encourage the successful execution of our long-term business objectives and retention of these individuals. Mr. Menon and Mr. Srivastava joined Shutterfly during 2014 and received long-term incentive awards at the time they were hired. When determining the size of these initial equity awards, the Compensation Committee considered several factors including, competitive equity grant values for similar roles among our peers, their compensation package and equity holdings that would be forfeited with their former employer, and internal equity between Shutterfly Named Executive Officers.

              The equity awards granted to the Named Executive Officers in February 2014 were as follows:

Named Executive Officer	Aggregate Grant Date Fair Value of Equity Awards	RSU Awards (number of shares of common stock)	PBRSU Awards (target number of shares of common stock)
Mr. Housenbold	$8,044,848	75,600	92,400
Mr. Regan	$927,800	10,000	10,000
Mr. McCormick	$2,087,550	22,500	22,500
Mr. Menon *	$4,129,000	50,000	50,000
Mr. Srivastava *	$4,445,440	46,000	46,000

*
Reflects awards granted to Messrs. Menon and Srivastava on their respective hire dates of November 3, 2014 and July 21, 2014.

    Restricted Stock Unit Awards

              The RSU awards granted to Named Executive Officers, in February 2014 were subject to a time-based vesting requirement. Specifically, these awards vest in four equal annual installments beginning on the first anniversary of the date of grant and are subject to continued employment

    CEO Performance-Based Restricted Stock Unit Awards

              The shares of our common stock subject to the PBRSU awards granted to our CEO in February 2014 were to be earned based on the application of the following formula:

  •
  Trigger Performance Objective — For any shares of our common stock to be earned pursuant to these PBRSU awards, the Company's cumulative EBITDA for the two-year performance period from January 1, 2014 through December 31, 2015 (the "Performance Period") must equal or exceed the target performance level established by the Compensation Committee for the Performance Period.

  •
  Funding Performance Objective — Assuming the Trigger Performance Objective is satisfied, the preliminary number of shares of our common stock earned pursuant to these PBRSU awards is to be based on Shutterfly's cumulative revenue growth for the Performance Period as follows:

Performance Level	Percentage of Revenue Target Achieved (1)	Percentage of PBRSU Award Shares Preliminarily Earned (1)
Threshold	80%	50%
Target	100%	100%
Maximum	150%	175%

(1)
For purposes of the PBRSU awards, achievement between the threshold and target performance levels and between the target and maximum performance levels is to be determined through linear interpolation on a straight-line basis.
  •
  Relative TSR Modifier — The preliminary number of shares of our common stock earned at the end of the Performance period is subject to modification based on our two-year cumulative total stockholder return ("TSR") over the Performance Period relative to the Russell 2000 Index as follows:

Performance Level	Relative Total Stockholder Return Compared to Russell 2000 Index (2)	Percentage of Preliminary PBRSU Award Shares Earned (2)
Minimum	If our TSR is 25 percentage points or lower than the Russell 2000 Index	75%
Target	If our TSR is equal to the Russell 2000 Index	100%
Maximum	If our TSR is 25 percentage points or higher than the Russell 2000 Index	125%

(2)
For purposes of the PBRSU awards, achievement between the minimum and target performance levels and between the target and maximum performance levels is to be determined through linear interpolation on a straight-line basis: every whole percentage point of our two-year cumulative TSR growth that is above or below the Russell 2000 Index will increase or decrease, respectively, 1% from the preliminary number of shares earned at the end of the Performance Period.
  •
  Earned Share Vesting — Vesting of any shares of our common stock earned pursuant to the PBRSU awards will occur on the second and third anniversary of the date of grant, with 50% vesting on each anniversary, subject to a Named Executive Officer's continued service through the applicable vesting date.

    Performance-Based Restricted Stock Units — Named Executive Officers

              For the Named Executive Officers, excluding our CEO, the PBRSUs would be earned if (1) we met the corporate annual revenue goal of $900 million and (2) we met the corporate annual EBITDA goal of $160 million. We met both goals in 2014, with actual revenue of $921.6 million and actual EBITDA of $166.8 million. As a result of meeting both goals, 100% of the PBRSUs will vest in four annual installments of 25% per year beginning in 2015.

    2015 CEO Equity Awards

              As previously discussed, our CEO received a portion of his 2015 equity grant in November 2014 as part of the retention strategy. This consisted of a time-based restricted stock unit award for 162,000 shares of our common stock with a grant date fair value of $6,805,620. In January 2015, the Compensation Committee the Board approved the performance conditions on the performance-based component of our CEO's 2015 equity grant, which consisted of 198,000 performance-based restricted stock units at target. The shares of our common stock subject to the PBRSU awards are to be earned based on the application of the following formula:

  •
  Trigger Performance Objective — For any shares of our common stock to be earned pursuant to this award, Shutterfly's EBITDA, excluding any acquisitions, for the performance period from January 1, 2015 through December 31, 2015 (the "Performance Period") must equal or exceed the target performance level established by the Compensation Committee for the Performance Period.

  •
  Funding Performance Objective — Assuming the Trigger Performance Objective is satisfied, the preliminary number of shares of our common stock earned pursuant to this award is to be based on

      Shutterfly's revenue, excluding any acquisitions during 2015, for the Performance Period as follows:

Performance Level	Percentage of Revenue Target Achieved (1)	Percentage of PBRSU Award Shares Preliminarily Earned (1)
Threshold	98.6%	50%
Target	100%	100%
Maximum	106.9%	175%

(1)
For purposes of this award, achievement between the threshold and target performance levels and between the target and maximum performance levels is to be determined through linear interpolation on a straight-line basis.
  •
  Relative TSR Modifier — The preliminary number of shares of our common stock earned at the end of the Performance period is subject to modification based on our two-year cumulative total stockholder return ("TSR") over the Performance Period relative to the Russell 2000 Index as follows:

Performance Level	Relative Total Stockholder Return Compared to Russell 2000 Index (2)	Percentage of PBRSU Award Shares Preliminarily Earned (2)
Minimum	If our TSR is 25 percentage points or lower than the Russell 2000 Index	75%
Target	If our TSR is equal to the Russell 2000 Index	100%
Maximum	If our TSR is 25 percentage points or higher than the Russell 2000 Index	125%

(2)
For purposes of this award, achievement between the minimum and target performance levels and between the target and maximum performance levels is to be determined through linear interpolation on a straight-line basis.
  •
  Earned Share Vesting — Vesting of earned PBRSU under the funding goal will occur over 3 years; one third on the 1st anniversary of the grant based on achievement of performance goals, and one third on both the 2nd and 3rd anniversaries of the grant assuming continued service until that date. Vesting of earned PBRSUs under the relative TSR modifier will occur over 3 years, with two thirds on the 2nd anniversary of the grant based on achievement of market goals; and the remaining one third on the 3rd anniversary of the grant assuming continued service until that date.

    Health and Welfare Benefits

              We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we do not match any contributions made to the plan by our employees, including our executive officers. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code (the "Code") so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.

              In addition, we provide other benefits to our Named Executive Officers, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.

    Perquisites and Other Personal Benefits

              Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2014, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

              In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Termination and Change in Control Arrangements

              Under the terms of their employment arrangements with us and our equity-based compensation plans, our CEO and the other Named Executive Officers are eligible for payments and benefits upon the occurrence of specified events, including termination of employment (with and without cause) in connection with a change in control of the Company. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described in detail in the section entitled "Potential Payments upon Termination or Change of Control" below.

              In the case of each employment agreement, the terms of these arrangements were set through arms-length negotiations with each of the Named Executive Officers. As part of these negotiations, the Compensation Committee analyzed the terms of the same or similar arrangements for comparable executives employed by some of the companies in our compensation peer group. This approach was used by the Compensation Committee in setting the amounts payable and the triggering events under the arrangements. None of the Named Executive Officers are entitled to any single-trigger benefits or 280G excise tax gross-up payments.

              The termination of employment provisions of the employment agreements were entered into to address competitive concerns when the Named Executive Officers were recruited, by providing those individuals with a fixed amount of compensation that would offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join the Company. At the time of entering into these arrangements, the Compensation Committee considered the aggregate potential obligations of the Company in the context of the desirability of hiring the individual and the expected compensation upon joining us.

Other Compensation Policies

    Stock Ownership Policy

              We believe that stock ownership by our CEO and the members of our Board of Directors is important to link the risks and rewards inherent in stock ownership of these individuals and our stockholders. The Compensation Committee has adopted a stock ownership policy requiring that our CEO and the members of our Board of Directors own a minimum dollar amount of our common stock. These mandatory ownership levels are intended to create a clear standard that ties a portion of these individuals' net worth to our stock price performance. The current ownership levels are as follows:

Individual Subject to Stock Ownership Policy	Minimum Required Level of Stock Ownership
Chief Executive Officer	Four times current annual base salary
Members of our Board of Directors	$100,000

              As of December 31, 2014, our CEO and each member of our Board of Directors who is subject to the policy have satisfied his required stock ownership level.

    Compensation Recovery Policy

              The Compensation Committee has adopted an Executive Officer Recoupment Policy that provides for the recovery of annual incentive compensation from any of our executive officers, including the Named Executive Officers, in the event of a substantial financial restatement resulting from the fraud or intentional misconduct of any executive officer. We intend to update this policy, to the extent necessary, once the SEC adopts final rules implementing Section 954 of the Dodd-Frank Act.

    Anti-Hedging Policy

              Under our stock ownership policy, our CEO and the members of our Board of Directors are prohibited from speculating in our equity securities, including the use of short sales, "sales against the box," or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging transactions, such as "cashless" collars, forward sales, equity swaps and other similar or related arrangements, with respect to the securities that they hold. Additionally, under our insider trading policy, no employee, officer or member of our Board of Directors may acquire, sell or trade in any interest or position relating to the future price of our equity securities. The 2006 Equity Plan prohibits the pledging of company stock.

    Equity Award Policy

              We maintain a policy regarding the timing of the grant of equity awards that provides, among other things, that:

  •
  Our CEO has the authority to grant equity awards to employees who are not executive officers;

  •
  Equity awards for newly-hired and promoted employees will be granted once each month; and

  •
  Options to purchase shares of our common stock for our executive officers will be granted by the Compensation Committee on a quarterly basis on the 15th day of the second month of each calendar quarter.

              The exercise price for all options to purchase shares of our common stock must be equal to the fair market value of our common stock on the date of grant. For this purpose, the fair market value of our common stock is determined based on the closing market price of a share of our common stock on the NASDAQ Global Market on the grant date. If the NASDAQ is closed for trading on that date, the option exercise price is based on the closing market price of a share of our common stock on the next trading day.

Tax and Accounting Considerations

    Deductibility of Executive Compensation

              Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief financial officer) in any taxable year. Remuneration in excess of $1 million may only be deducted if it is "performance-based compensation" within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit.

              Where reasonably practicable, the Compensation Committee seeks to qualify the variable compensation paid to our executive officers for the "performance-based compensation" exemption from the deductibility limit. The Compensation Committee has structured the 2006 Plan and the 2014 Bonus Plan with the intention that the equity awards granted and the bonuses paid, respectively, under such plans may qualify for deductibility. To maintain flexibility and promote simplicity in the administration of these plans, however, other compensation, such as time-based RSU awards, is sometimes not designed to qualify for deductibility under Section 162(m).

              In approving the amount and form of compensation for our executive officers, the Compensation Committee considers all elements of our cost of providing such compensation, including the potential impact of Section 162(m). From time to time, the Compensation Committee may, in its judgment, approve compensation for our executive officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of the Company and our stockholders.

    Accounting for Stock-Based Compensation

              We follow the Financial Accounting Standard Board's Accounting Standards Codification Topic 718 ("FASB ASC Topic 718") for our stock-based compensation awards. FASB ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and members of our Board of Directors, including stock options and other stock awards, based on the grant date "fair value" of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though the recipient of the awards may never realize any value from their awards.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

              The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Shutterfly under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

              The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Nancy J. Schoendorf, Chair
Stephen J. Killeen
Michael P. Zeisser

COMPENSATION TABLES

Summary Compensation Table

              The following table presents compensation information for each Named Executive Officer for the year ended December 31, 2014, and, to the extent required by SEC compensation disclosure rules, the years ended December 31, 2013 and 2012. The table does not include columns for "Option Awards," "Change in Pension Value and Nonqualified Deferred Compensation Earnings," and "All Other Compensation" because there were no amounts to report for the years presented.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)		Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Total ($)
Jeffrey T. Housenbold	2014	639,167	—		14,850,468	695,200	16,184,835
President and	2013	555,000	—		12,011,800	619,940	13,186,740
Chief Executive Officer	2012	526,667	250,000		11,868,000	657,200	13,301,867
Brian M. Regan	2014	404,167	—		927,800	152,250	1,484,217
Senior Vice President,	2013	400,000	—		497,040	163,990	1,061,030
Chief Financial Officer	2012	148,718	135,000		4,857,700	60,000	5,201,418
Daniel C. McCormick	2014	394,167	—		2,087,550	161,780	2,643,497
Senior Vice President,	2013	362,000	—		4,394,100	146,610	4,857,710
Chief Operating Officer	2012	297,667	85,000		2,967,000	113,850	3,463,517
Satish Menon (5)	2014	60,000	—		4,129,000	39,750	4,228,750
Senior Vice President,
Chief Technical Officer
Gautam Srivastava (6)	2014	146,667	5,000	(7)	4,445,440	44,200	4,641,307
Former Senior Vice
President, Chief Human Resources Officer

(1)
The amounts reflected in this column represent base salary increases that became effective on March 1, 2014, and for our Chief Executive Officer, an additional base salary increase that became effective on December 1, 2014. The base salary amounts for Messrs. Menon and Srivastava have been prorated to reflect amounts earned since their respective dates of hire in 2014. See footnotes 5 and 6 below.

(2)
The amounts reported in this column represent discretionary bonuses awarded at the direction of our Compensation Committee in 2012.

(3)
The amounts reported in this column represent the aggregate grant date fair value of RSUs and PBRSUs awarded to each Named Executive Officer in the respective years computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, Compensation — Stock Compensation. The grant date fair value for time-based RSUs is determined using the closing fair market value of our common stock on the date of grant. The grant date fair value of PBRSUs was calculated based on the probable outcome of the performance measures on the date of grant. For information regarding the assumptions used to calculate grant date fair value, see note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. Only the PBRSU awarded to Mr. Housenbold provided for shares to be earned at threshold, target and maximum levels. Assuming the highest level of performance was achieved for the PBRSU awarded to Mr. Housenbold, the maximum grant date fair value was $9,926,359. See the "Grants of Plan-Based Awards" table below for more information about the RSUs and PBRSUs awarded during 2014. The amounts reported in this column reflect stock-based compensation expense for these equity awards, and do not correspond to the actual value that may be recognized by each Named Executive Officer.

(4)
The amounts reported in this column represent cash awards earned by each Named Executive Officer under our 2012, 2013 and 2014 Bonus Plans for executive staff.

(5)
Mr. Menon joined Shutterfly on November 3, 2014.

(6)
Mr. Srivastava joined Shutterfly on July 21, 2014 and resigned effective February 20, 2015.

(7)
The amount reported in this column represents a one-time sign-on bonus.

Grants of Plan-Based Awards

              The following table provides information on incentive awards granted to each Named Executive Officer during the year ended December 31, 2014.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)
										Grant Date Fair Value of Stock and Option Awards($) (1)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffrey T. Housenbold	Cash (2)(3)	N/A	502,500	670,000	1,340,000	—	—	—	—	—
	PBRSU (4)	2/13/14	—	—	—	34,650	92,400	202,125	—	4,537,764
	RSU (5)	2/13/14	—	—	—	—	—	—	75,600	3,507,084
	RSU (5)	11/20/14	—	—	—	—	—	—	162,000	6,805,620
Brian M. Regan	Cash (2)	N/A	121,500	162,000	324,000	—	—	—	—	—
	PBRSU (6)	2/13/14	—	—	—	—	10,000	—	—	463,900
	RSU (5)	2/13/14	—	—	—	—	—	—	10,000	463,900
Daniel C. McCormick	Cash (2)	N/A	118,500	158,000	316,000	—	—	—	—	—
	PBRSU (6)	2/13/14	—	—	—	—	22,500	—	—	1,043,775
	RSU (5)	2/13/14	—	—	—	—	—	—	22,500	1,043,775
Satish Menon	Cash (2)(7)	N/A	43,200	57,600	115,200	—	—	—	—	—
	PBRSU (6)	11/3/14	—	—	—	—	50,000	—	—	2,064,500
	RSU (5)	11/3/14	—	—	—	—	—	—	50,000	2,064,500
Gautam Srivastava	Cash (2)(8)	N/A	39,000	52,000	104,000	—	—	—	—	—
	PBRSU (6)	7/21/14	—	—	—	—	46,000	—	—	2,222,720
	RSU (5)	7/21/14	—	—	—	—	—	—	46,000	2,222,720

(1)
The amounts reported in this column represent the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value for time-based RSUs is determined using the closing fair market value of the Company's common stock on the date of grant. The grant date fair value of PBRSUs was calculated based on the probable outcome of the performance measures on the date of grant. For information regarding the assumptions used to calculate grant date fair value, see note 8 of the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by the Named Executive Officers.

(2)
The amounts reported represent possible aggregate annual cash awards payable to each Named Executive Officer under our 2014 Bonus Plan for executive staff. Actual payouts under the 2014 Bonus Plan were approved by the Compensation Committee on a quarterly basis based on our actual performance.

(3)
Reflects the increase in Mr. Housenbold's annual base salary to $700,000 that became effective on December 1, 2014.

(4)
The amounts reported represent the possible number of PBRSUs that could have been earned by our CEO under an award made pursuant to the 2006 Plan. The PBRSUs are earned only upon our achievement of pre-determined performance measures for the year ended December 31, 2014 and the year ending December 31, 2015 and remain subject to time-based vesting requirements once earned. The Compensation Committee will determine whether the corporate performance measures have been achieved based on our actual performance at the end of the two-year performance period.

(5)
The amounts reported represent RSUs subject to time-based vesting requirements granted under the 2006 Plan or pursuant to an inducement award agreement between the Named Executive Officer and Shutterfly entered into during 2014.

(6)
The amounts reported represent the possible number of PBRSUs that could have been earned by the Named Executive Officer under an award made pursuant to the 2006 Plan or an inducement award agreement between the Named Executive Officer and Shutterfly entered into during 2014.

(7)
Mr. Menon was hired in November 2014 and participated in our 2014 Bonus Plan for the fourth quarter of 2014. The amounts earned by Mr. Menon were prorated to reflect his start date.

(8)
Mr. Srivastava was hired in July 2014 and participated in our 2014 Bonus Plan for the fourth quarter of 2014.

              The material terms of our 2014 Bonus Plan necessary to an understanding of the possible aggregate cash awards payable to our Named Executive Officers, including the quarterly corporate performance measures under the plan, are described in the "Compensation Discussion and Analysis" above under "Compensation Program Elements — Short-term Incentive Program."

              The material terms of the RSUs and PBRSUs awarded to Named Executive Officers during 2014, including the vesting schedules applicable to the RSUs and the performance measures applicable to the PBRSUs, are described in the "Compensation Discussion and Analysis" above under "Compensation Program Elements — Long-term Incentive Compensation."

Outstanding Equity Awards at Year-End

              The following table provides information regarding equity awards held by each Named Executive Officer as of December 31, 2014. No Named Executive Officer has any other outstanding form of equity award.

			Stock Awards
Name	Grant Date		Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Jeffrey T. Housenbold	2/15/2011	(2)	30,625	1,277,063	—	—
	2/15/2012	(3)	66,666	2,779,972	—	—
	2/14/2012	(3)	66,666	2,779,972	—	—
	2/13/2013	(3)	96,666	4,030,972	—	—
	2/13/2013	(3)	96,666	4,030,972	—	—
	2/13/2014	(4)	75,600	3,152,520	—	—
	2/13/2014	(5)	—	—	202,125	8,428,613
	11/20/2014	(6)	162,000	6,755,400	—	—
Brian M. Regan	8/20/2012	(7)	77,500	3,231,750	—	—
	2/13/2013	(3)	4,000	166,800	—	—
	2/13/2013	(3)	4,000	166,800	—	—
	2/13/2014	(4)	10,000	417,000	—	—
	2/13/2014	(8)	—	—	10,000	417,000
Daniel C. McCormick	2/15/2011	(2)	8,575	357,578	—	—
	2/15/2012	(3)	16,666	694,972	—	—
	2/14/2012	(3)	16,666	694,972	—	—
	2/13/2013	(3)	35,000	1,459,500	—	—
	2/13/2013	(3)	35,000	1,459,500	—	—
	2/13/2014	(4)	22,500	938,250	—	—
	2/13/2014	(8)	—	—	22,500	938,250
Satish Menon	11/3/2014	(2)	50,000	2,085,000	—	—
	11/3/2014	(9)	—	—	50,000	2,085,000
Gautam Srivastava	7/21/2014	(2)	46,000	1,918,200	—	—
	7/21/2014	(10)	—	—	46,000	1,918,200

(1)
Value is calculated by multiplying the number of RSUs that have not vested by the closing market price of our stock ($41.70) on December 31, 2014, the last trading day of 2014.

(2)
The shares subject to this RSU vested or will vest in four equal annual installments on February 15 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(3)
The shares subject to this RSU vested or will vest in three equal annual installments on February 15 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(4)
The shares subject to this RSU vested or will vest in four equal annual installments on February 18 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(5)
Represents the estimated future award of PBRSUs at the maximum performance level based on Company performance through the year ended December 31, 2014. The PBRSUs are earned upon the Company's achievement of cumulative EBITDA and revenue performance measures, as adjusted by achievement of total stockholder return measures, for the two-year period ending December 31, 2015.

(6)
The shares subject to this RSU will vest in three equal annual installments on November 21 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(7)
The shares subject to this RSU vested or will vest in four equal annual installments on September 17 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(8)
Represents PBRSUs that are earned upon the Company's achievement of revenue and annual EBITDA performance measures for the year ended December 31, 2014. The PBRSUs were earned in 2015 upon a determination by the Compensation Committee that the performance measures had been achieved. The earned PBRSUs vest in four annual installments of 25% per year beginning on February 18, 2015, provided the Named Executive Officer is still employed by us on each such vesting date.

(9)
The shares subject to this RSU will vest in four equal annual installments on November 17 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

(10)
The shares subject to this RSU will vest in four equal annual installments on August 15 each year following the year of grant, provided the Named Executive Officer is still employed by us on each such vesting date.

Option Exercises and Stock Vested

              The following table provides information regarding stock option exercises by our Named Executive Officers during the year ended December 31, 2014, and the number of shares issued to each Named Executive Officer upon vesting of RSUs during 2014. Value realized on option exercise is calculated by subtracting the aggregate exercise price of the options exercised from the aggregate market value of the shares of common stock acquired on the date of exercise. Value realized on vesting of RSUs is based on the fair market value of our common stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect proceeds received by the Named Executive Officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffrey T. Housenbold	—	—	260,629	12,416,270
Brian M. Regan	—	—	42,750	2,053,660
Daniel C. McCormick	2,919	51,362	76,909	3,663,945
Satish Menon	—	—	—	—
Gautam Srivastava	—	—	—	—

Potential Payments upon Termination or Change of Control

              We have entered into termination of employment and change-in-control arrangements with our Named Executive Officers as summarized below:

              Jeffrey T. Housenbold.    Mr. Housenbold's initial offer letter and subsequent amendments provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Housenbold terminates his employment for good reason (including an adverse change in title, responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary, provided that, Mr. Housenbold gives 45 days written notice of such occurrence and the Company has 30 days opportunity to cure), Mr. Housenbold will receive severance equal to 15 months of salary plus 125% of the full amount of the target bonus for the year in which the termination occurred, and all then-unvested options and RSUs (including performance-based RSUs) granted to Mr. Housenbold will fully vest on his termination date.

              We have also agreed that in the event we terminate Mr. Housenbold's employment without cause, or if Mr. Housenbold terminates his employment for good reason, Mr. Housenbold will receive 12 months of salary plus the full amount of the target bonus for the year in which the termination occurred as severance, 12 months of COBRA benefits and accelerated vesting of that portion of any then-unvested options and RSUs (including performance-based RSUs) granted to Mr. Housenbold that would have vested over the next 12 months immediately following the termination. In addition, Mr. Housenbold's exercise period for any options vested and outstanding as of the termination date will be 24 months. Our obligation to make any severance payments is expressly conditioned upon Mr. Housenbold's execution and delivery of a general release and waiver of all claims.

              In the event that a portion of the severance and other benefits provided to Mr. Housenbold under the offer letter or any other agreement, benefit, plan or policy of Shutterfly are subject to a specified federal excise tax in connection with a change of control, such severance and other benefits will be reduced on a pre-tax basis if such reduction would provide Mr. Housenbold with a greater amount of severance and other benefits on an after-tax basis.

              For purposes of Mr. Housenbold's employment offer letter, a change of control includes (1) an acquisition of 50% or more of our outstanding voting stock by any person or entity; (2) a merger or consolidation of Shutterfly after which our then-current stockholders own less than a majority of the voting power of the surviving entity; (3) a sale of all or substantially all of our assets; or (4) a liquidation or dissolution of Shutterfly.

              The following table summarizes the potential payments and benefits payable to Mr. Housenbold upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Housenbold was terminated on December 31, 2014. Mr. Housenbold's employment contract requires that the severance payment be paid in a lump sum.

						Following a Change of Control
	Voluntary Termination or Termination For Cause
Executive Benefits and Payments Upon Termination:		Involuntary Termination Not For Cause		Termination For Good Reason		Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$700,000		$700,000		$875,000	$875,000
Bonus	$—	$700,000		$700,000		$875,000	$875,000
Health Benefits	$—	$25,012	(1)	$25,012	(1)	$—	$—
Value of accelerated stock options	$—	$—		$—		$—	$—
Value of accelerated restricted stock units	$—	$13,907,909		$13,907,909		$33,235,484	$33,235,484

(1)
This amount reflects our maximum 12 month obligation. If Mr. Housenbold becomes covered by another employer's health plan during such 12 month period, then our obligation to pay Mr. Housenbold's health plan coverage shall cease.

              Brian M. Regan.    Mr. Regan's initial offer letter provides that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Regan terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. Regan will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Regan will fully vest on his termination date. In addition, any of Mr. Regan's vested options will continue to be exercisable for an additional 12 months after termination of service.

              We also agreed that in the event we terminate Mr. Regan's employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Regan will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments was expressly conditioned upon Mr. Regan's execution and delivery of a general release and waiver of all claims and return of all company property.

              For purposes of Mr. Regan's employment offer letter, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly was not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there was no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders ceased to own their shares or other equity interest in the Company, or (5) any other transaction which qualified as a "corporate transaction" under Section 424(a) of the Internal Revenue Code where the stockholders of the Company gave up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

              The following table summarizes the potential payments and benefits that would have been payable to Mr. Regan upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Regan had been terminated on December 31, 2014. Mr. Regan's employment agreement requires that the severance payment be paid in a lump sum.

					Following a Change of Control
	Voluntary Termination or Termination For Cause
Executive Benefits and Payments Upon Termination:		Involuntary Termination Not For Cause		Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$202,500		$—	$202,500	$202,500
Bonus	$—	$—		$—	$—	$—
Health Benefits	$—	$12,506	(1)	$—	$—	$—
Value of accelerated stock options	$—	$—		$—	$—	$—
Value of accelerated restricted stock units	$—	$—		$—	$1,991,175	$1,991,175

(1)
This amount reflects our maximum six month obligation. If Mr. Regan became covered by another employer's health plan during such six month period, then our obligation to pay Mr. Regan's health plan coverage shall cease.

              Daniel C. McCormick.    Mr. McCormick's initial offer letter and subsequent amendment provide that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. McCormick terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. McCormick will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. McCormick will fully vest on his termination date. In addition, any vested options of Mr. McCormick will continue to be exercisable for an additional 12 months after termination of service.

              We have also agreed that in the event we terminate Mr. McCormick's employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. McCormick will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. McCormick's execution and delivery of a general release and waiver of all claims and return of all Company property.

              For purposes of Mr. McCormick's employment offer letter and amendment, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the company, or (5) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

              The following table summarizes the potential payments and benefits payable to Mr. McCormick upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. McCormick was terminated on December 31, 2014. Mr. McCormick's employment agreement requires that the severance payment be paid in a lump sum.

				Following a Change of Control
	Voluntary Termination or Termination For Cause
Executive Benefits and Payments Upon Termination:		Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$197,500	$—	$197,500	$197,500
Bonus	$—	$—	$—	$—	$—
Health Benefits	$—	$—	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$—	$—	$3,676,147	$3,676,147

              Satish Menon.    Mr. Menon's initial offer letter provides that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Menon terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. Menon will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Menon will fully vest on his termination date. In addition, any vested options of Mr. Menon will continue to be exercisable for an additional 12 months after termination of service.

              We have also agreed that in the event we terminate Mr. Menon's employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Menon will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. Menon's execution and delivery of a general release and waiver of all claims and return of all Company property.

              For purposes of Mr. Menon's employment offer letter, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the Company, or (5) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

              The following table summarizes the potential payments and benefits payable to Mr. Menon upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Menon was terminated on December 31, 2014. Mr. Menon's employment offer letter & amendment requires that the severance payment be paid in a lump sum.

					Following a Change of Control
	Voluntary Termination or Termination For Cause
Executive Benefits and Payments Upon Termination:		Involuntary Termination Not For Cause		Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$180,000		$—	$180,000	$180,000
Bonus	$—	$—		$—	$—	$—
Health Benefits	$—	$11,187	(1)	$—	$—	$—
Value of accelerated stock options	$—	$—		$—	$—	$—
Value of accelerated restricted stock units	$—	$—		$—	$1,042,500	$1,042,500

(1)
This amount reflects our maximum six month obligation. If Mr. Menon becomes covered by another employer's health plan during such six month period, then our obligation to pay Mr. Menon's health plan coverage shall cease.

              Gautam Srivastava.    Mr. Srivasatava resigned as our Senior Vice President, Chief Human Resources Officer effective February 20, 2015 and received no payments or benefits in connection with his termination of employment with us. Mr. Srivasatava's initial offer letter provides that if within 12 months following a change of control of Shutterfly we terminate his employment without cause or if Mr. Srivasatava terminates his employment for good reason (including an adverse change in responsibility or authority, a relocation of employment location more than 35 miles from our current headquarters or a material reduction in base salary), Mr. Srivasatava will receive severance equal to six months of salary and 12 months of then-unvested shares of equity (options, RSUs and performance-based RSUs) granted to Mr. Srivasatava will fully vest on his termination date. In addition, any vested options of Mr. Srivasatava will continue to be exercisable for an additional 12 months after termination of service.

              We have also agreed that in the event we terminate Mr. Srivasatava's employment without cause, he will receive six months of salary as severance, six months of paid COBRA benefits and any vested options granted to Mr. Srivasatava will continue to be exercisable for additional 12 months after termination of service. Our obligation to make any severance payments is expressly conditioned upon Mr. Srivasatava's execution and delivery of a general release and waiver of all claims and return of all Company property.

              For purposes of Mr. Srivasatava's employment offer letter, a change of control includes (1) a merger or consolidation of Shutterfly after which Shutterfly is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company), (2) a dissolution or liquidation of the Company, (3) the sale of substantially all of the assets of the Company, (4) a merger after which the Company stockholders cease to own their shares or other equity interest in the Company, or (5) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Internal Revenue Code where the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

              The following table summarizes the potential payments and benefits payable to Mr. Srivasatava upon termination of employment or a change in our control under each situation listed below, modeling, in each situation, that Mr. Srivasatava was terminated on December 31, 2014. Mr. Srivasatava's employment offer letter & amendment requires that the severance payment be paid in a lump sum.

				Following a Change of Control
	Voluntary Termination or Termination For Cause
Executive Benefits and Payments Upon Termination:		Involuntary Termination Not For Cause	Termination For Good Reason	Involuntary Termination Not For Cause	Termination For Good Reason
Base salary	$—	$162,500	$—	$162,500	$162,500
Bonus	$—	$—	$—	$—	$—
Health Benefits	$—	$—	$—	$—	$—
Value of accelerated stock options	$—	$—	$—	$—	$—
Value of accelerated restricted stock units	$—	$—	$—	$959,100	$959,100

 DIRECTOR COMPENSATION

              The following table provides compensation information for each person who served as a director during 2014, except for Mr. Housenbold who does not receive any compensation for his service as a member of the Board. Mr. Housenbold's compensation is summarized in the "Compensation Discussion and Analysis" and "Compensation Tables" above.

	Year ended December 31, 2014
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Philip A. Marineau	42,500	284,982	327,482
Eric J. Keller	15,000	234,964	249,964
Stephen J. Killeen	10,000	199,988	209,988
Nancy J. Schoendorf	10,000	219,963	229,963
Ann Mather	—	199,988	199,988
Brian T. Swette	—	199,988	199,988
James N. White	—	199,988	199,988
Michael P. Zeisser	—	199,988	199,988

(1)
The amount in this column represents the aggregate grant date fair value of stock awards granted to each director during 2014 computed in accordance with FASB ASC Topic 718. For information regarding the assumptions used to calculate grant date fair value, see note 8 of our notes to consolidated financial statements included in our Annual Report on Form 10-K for year ended December 31, 2014. These amounts reflect our stock-based compensation expense for these awards, and do not correspond to the actual value that may be recognized by each director. As of December 31, 2014, the above-listed directors held outstanding unvested RSUs under which the following shares of our common stock are issuable: Mr. Marineau (12,351); Mr. Keller (11,104); Mr. Killeen (10,232); Ms. Mather (7,698); Ms. Schoendorf (10,730); Mr. Swette (10,232); Mr. White (10,232); Mr. Zeisser (7,698).

              Cash Compensation.    Each of our independent directors who is not affiliated with one of our major stockholders who serves as a chairperson of a Board committee receives the following annual cash retainer, paid in quarterly installments, for each year of such service: for service as the chairperson of the Audit Committee, $15,000; for chairperson of the Compensation Committee, $10,000; for chairperson of the Governance Committee, $10,000. The Chairman of the Board of Directors receives an annual cash retainer of $42,500. For 2014, the Chairman of the Board is Philip A. Marineau.

              Restricted Stock Unit Awards.    Each of our independent directors receives an annual restricted stock unit award worth $200,000 as determined based on the closing price on the date of grant. In addition, the Chairman of the Board is entitled to an additional annual restricted stock unit award worth $85,000, the chair of the Audit Committee is entitled to an additional annual restricted stock unit award worth $35,000, and the chair of the Compensation Committee is entitled to an additional restricted stock unit award worth $20,000, each as determined based on the closing price on the date of grant. The annual awards are subject to annual vesting over a three-year period from the date of grant, and the additional awards for chair positions are subject to annual vesting over a one-year period from the date of grant. Based on a May to May term cycle for all directors, if a new Board member is appointed at any other time during the year, the annual restricted stock award may be prorated based on the term of service for that year.

              Following the 2014 Annual Meeting held on May 21, 2014, we granted each independent director an annual RSU award for his or her service as a director of the Company valued at $200,000. We also granted Mr. Marineau an additional RSU award valued at $85,000 for his service as Chairman of the Board, Mr. Keller an additional RSU award valued at $35,000 for his service as Chairman of the Audit Committee and Ms. Schoendorf an additional RSU award valued at $20,000 for her services as Chairwoman of the Compensation Committee. In each case, the RSUs were valued based on the closing price of our common stock on May 21, 2014 of $40.11 and granted pursuant to the terms and conditions of our 2006 Plan.

PROPOSAL NO. 4
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee of our Board of Directors has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015, and is seeking ratification of such selection by our stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited our financial statements since 2001. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

              Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Shutterfly and our stockholders.

Principal Accountant Fees and Services

              The following table provides information regarding the fees by PricewaterhouseCoopers LLP during the years ended December 31, 2014 and 2013. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2014	2013
Audit Fees	$1,703,500	$1,558,850
Audit Related Fees	—	163,700
Tax Fees	—	183,500
All Other Fees	46,800	1,800

Total Fees	$1,750,300	$1,907,850

Audit Fees

              Audit fees of PricewaterhouseCoopers LLP during 2014 and 2013 include the aggregate fees incurred for the audits of the Company's annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in the Company's Quarterly Reports on Form 10-Q. The audit fees also included the audit of the effectiveness of our internal controls pursuant to Section 404 of the Sarbanes-Oxley Act.

Audit Related Fees

              Audit related fees primarily consist of due diligence services to support our periodic mergers and acquisitions activities, and services to support our convertible debt offering in May 2013.

Tax Fees

              Tax fees include the aggregate fees billed for services rendered for tax compliance, research and development, tax advice, and tax planning.

All Other Fees

              Other fees include the aggregate fees for compliance-related services and access to online accounting and tax research software applications.

Pre-Approval Policies and Procedures

              The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available at http://www.shutterflyinc.com.

              The Audit Committee considered whether the non-audit services rendered by PricewaterhouseCoopers LLP were compatible with maintaining PricewaterhouseCoopers LLP's independence as the independent registered public accounting firm of the Company's consolidated financial statements and concluded they were.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not "soliciting material," is not deemed "filed" with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Shutterfly under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

              The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee's functions are more fully described in its charter, which is available on our website at http://www.shutterflyinc.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Shutterfly's audited financial statements as of and for the year ended December 31, 2014.

              The Audit Committee reviewed with PricewaterhouseCoopers LLP such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards, including the matters required to be discussed by Auditing Standard No. 16. In addition, the Audit Committee discussed with PricewaterhouseCoopers LLP their independence, and received from PricewaterhouseCoopers LLP the written disclosures and the letter required by Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board. Finally, the Audit Committee discussed with PricewaterhouseCoopers LLP, with and without management present, the scope and results of PricewaterhouseCoopers LLP's audit of such financial statements.

              Based on these reviews and discussions, the Audit Committee has recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Audit Committee also has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2015 and is seeking ratification of such selection by the stockholders.

Audit Committee

Eric J. Keller, Chair

Ann Mather
Brian T. Swette
James N. White

CERTAIN TRANSACTIONS

              From January 1, 2014 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $120,000 to which the Company was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest.

              Our Audit Committee reviews the fairness and approval of any proposed transaction between management and other related parties of the Company (other than transactions that are subject to review by the Compensation Committee) that are brought to the attention of the Audit Committee. In addition, our Code of Conduct and Ethics sets forth factors that should be considered in determining whether there may be a direct or indirect material interest, such as the size and nature of the person's interest; the nature of the Company's relationship with the other entity; whether the person has access to confidential Company information; and whether the person has an ability to influence Company decisions that would affect the other entity.

OTHER MATTERS

              Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

ANNUAL REPORT

              Our 2014 Annual Report to Stockholders is part of the proxy materials being distributed to our stockholders in connection with the Annual Meeting. This Proxy Statement and our 2014 Annual Report can be accessed at http://ir.shutterfly.com/annuals.cfm, which does not have "cookies" that identify visitors to the site. The 2014 Annual Report contains our consolidated financial statements for the year ended December 31, 2014.

ANNUAL REPORT ON FORM 10-K

              We have filed our Annual Report on Form 10-K for the year ended December 31, 2014 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission's website at www.sec.gov and also available on the "Investor Relations" section of our website at http:www.shutterflyinc.com. Upon written request by a Shutterfly stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to Investor Relations, Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

By Order of the Board of Directors

Jeffrey T. Housenbold Chief Executive Officer and President

Redwood City, California
May 13, 2015

Appendix A

2006 Equity Incentive Plan, as amended

SHUTTERFLY, INC.

2006 Equity Incentive Plan

(adopted by the Board on June 20, 2006)
(amended and restated on ~~May 21, 2013~~[Date], 2015)

              1.    PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company's future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section ~~27.~~28.

              2.    SHARES SUBJECT TO THE PLAN.

                             2.1    Number of Shares Available.    Subject to Sections 2.2 and 21.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of ~~March 22, 2013~~April 24, 2015 is ~~Eight~~Ten Million ~~Two~~Six Hundred Ten Thousand Seven Hundred Seventy~~-~~ Seven (~~8,210,777) Shares, which number includes the Ninety-Three Thousand (93,000) authorized shares not issued or subject to outstanding grants under the Company's 1999 Stock Plan (the "1999 Plan") on the date the 1999 Plan was terminated.~~ 10,610,777) Shares. Subject to Sections 2.2 and 21.2 hereof, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. Options and SARs to be settled in shares of the Company's Common Stock shall be counted in full against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon exercise of the Option or upon settlement of the SAR. In the event that Participant tenders or the Company withholds Shares to pay either the Exercise Price of an Award or the withholding taxes due upon the exercise of an Award, (i) the full number of Shares exercised (including such number of Shares used to pay the Exercise Price or withholding taxes) shall reduce the Number of Shares available for issuance under the Plan and (ii) such number of Shares used to pay the

Exercise Price or withholding taxes shall not be added to the Shares authorized for grant under the Plan. The number of Shares available for grant and issuance under the Plan shall be increased ~~as follows: (i)~~ on January 1, ~~2014 by 1,200,000 shares, and (ii) on January 1, 2015 by 1,200,000 shares.~~ 2016 by 1,900,000 Shares. No more than 7,000,000 Shares shall be issued pursuant to the exercise of ISOs. Notwithstanding the limitation on vesting set forth in Section 4.1(h), up to 530,539 Shares may be granted pursuant to Awards that have vesting periods that are shorter than those set forth in Section 4.1(h). At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.

                             2.2    Adjustment of Shares.    In the event that the number or type of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding ~~Options and SARs and~~Awards, (d) if any such occurrence is after the New Effective Date, the maximum number of Shares that may be granted pursuant to Section 3 and (e) the maximum number of Shares that may be issued pursuant to the exercise of ISOs set forth in Section 2.1 shall be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued.

              3.    ELIGIBILITY.    ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than one million (1,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of two million (2,000,000) Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

              4.    ADMINISTRATION.

                             4.1    Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Except for Awards made to Outside Directors pursuant to Section 6 hereof, and subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Except for Awards made to Outside Directors pursuant to Section 6 hereof, the Committee will have the authority to:

                                            (a)          construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

                                            (b)          prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

                                            (c)          select persons to receive Awards;

                                            (d)          determine the form and terms of Awards;

                                            (e)          determine the number of Shares or other consideration subject to Awards;

                                            (f)          determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

                                            (g)          grant waivers of Plan or Award conditions;

                                            (h)          determine the vesting, exercisability and payment of Awards, provided that any Awards made after the New Effective Date that are subject to (i) time-based vesting shall vest, at a minimum, over a three-year period with no more than one-third of each Award vesting each year following the vesting commencement date of such Award, and (ii) performance-based vesting, that is, vesting upon completion of performance goals based on Performance Factors during any Performance Period, shall vest at least one year after the vesting commencement date of such Award;

                                            (i)           correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

                                            (j)           determine whether an Award has been earned;

                                            (k)          adjust performance goals based on Performance Factors to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

                                            (l)           make all other determinations necessary or advisable for the administration of this Plan.

                             4.2    Committee Discretion.    Except for Awards made to Outside Directors pursuant to Section 6 hereof, any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to two or more directors of the Company or one or more executive officers of the Company pursuant to a specific delegation as permitted by applicable law (including Section 157(c) of the Delaware General Corporation Law) the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code.

              4.3    Documentation.    The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.

              4.4    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan which may include individuals who provide services to the Company or Subsidiary under an agreement with a foreign nation or agency; (iii) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs and practices; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, or any other applicable law.

              5.    OPTIONS.    The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code ("ISOs") or Nonqualified Stock Options ("NQSOs"), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

                             5.1    Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Option Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

                             5.2    Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

                             5.3    Exercise Period.    Options may be exercisable within the times or upon the conditions (including confirmation by the Committee of the attainment during a Performance Period of performance goals based on Performance Factors) as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company ("Ten Percent Shareholder") will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

                             5.4    Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12.

                             5.5    Method of Exercise.    Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased~~.~~ (together with applicable withholding taxes). An Option may not be exercised for a fraction of a Share.

                             5.6    Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

                                            (a)          If the Participant is Terminated for any reason except for Cause or the Participant's death or Disability, then the Participant may exercise such Participant's Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

                                            (b)          If the Participant is Terminated because of Participant's death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant's Disability), then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant's legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant's death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant's death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

                                            (c)          If the Participant is Terminated because of Participant's Disability, then the Participant's Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant's legal representative or authorized assignee) no later than six (6) months after the Termination Date~~,~~ (with any exercise beyond (a) three (3) months after the ~~Termination Date~~date Participant's employment terminates when the Termination is for ~~any reason other than the Participant's Disability~~a Disability that is not a "permanent and total disability" as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the ~~Termination Date~~date Participant's employment terminates when the Termination is for ~~the Participant's~~a Disability that is a "permanent and total disability" as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

                                            (d)          If the Participant is terminated for Cause, then Participant's Options shall expire on such Participant's Termination Date, or at such later time and on such conditions as are determined by the Committee, but in no event later than the expiration date of the Options.

                             5.7    Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

                             5.8    Limitations on ISOs.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the New Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

                             5.9    Modification, Extension or Renewal.    The Committee may modify, extend or renew outstanding Options and, with prior shareholder approval, authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, with prior shareholder approval and by written notice to affected Participants the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.

                             5.10    No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

              6.    GRANTS TO OUTSIDE DIRECTORS.

                             6.1    Types of Awards.    Outside Directors are eligible to receive any type of Award offered under this Plan, except ISOs. Awards pursuant to this Section 6 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

                             6.2    Eligibility.    Awards subject to this Section 6 shall be granted only to Outside Directors. An Outside Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 6.

                             6.3    Vesting and Exercisability.    Except as set forth in Section 21.3, Awards shall vest and be exercisable as determined by the Board.

                             6.4    Exercise Price.    The exercise price of an Option or a SAR granted to an Outside Director shall be not less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.

              7.    RESTRICTED STOCK AWARDS.

                             7.1    Awards of Restricted Stock.    A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions ("Restricted Stock"). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

                             7.2    Restricted Stock Purchase Agreement.    All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. ~~The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.~~

                             7.3    Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.

                             7.4    Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant's Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

                             7.5    Termination During Performance Period.    Except as may be set forth in the Participant's Restricted Stock Purchase Agreement, vesting ceases on such Participant's Termination Date.

              8.    STOCK BONUS AWARDS.

                             8.1    Awards of Stock Bonuses.    A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

                             8.2    Terms of Stock Bonus Awards.    The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant's Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

                             8.3    Form of Payment to Participant.    The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash,

whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.

                             8.4    Termination of Participant.    In the event of a Participant's Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

              9.    STOCK APPRECIATION RIGHTS.

                             9.1    Awards of SARs.    A Stock Appreciation Right ("SAR") is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

                             9.2    Terms of SARs.    The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect on each SAR of the Participant's Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted but, may not be less than Fair Market Value on the date of grant. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant's individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

                             9.3    Exercise Period and Expiration Date.    A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

                             9.4    Form and Timing of Settlement.    The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

                             9.5    Termination During Performance Period.    Except as may be set forth in the Participant's SAR Agreement, vesting ceases on such Participant's Termination Date.

              10.    RESTRICTED STOCK UNITS.

                             10.1    Awards of Restricted Stock Units.    A Restricted Stock Unit ("RSU") is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan, and shall require that the Restricted Stock Units must expire no later than ten years following the date of grant.

                             10.2    Terms of RSUs.    The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and (d) the effect on each RSU of the Participant's Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant's individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee.

                             10.3    Form and Timing of Settlement.    The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

                             10.4    Termination During Performance Period.    Except as may be set forth in the Participant's RSU Agreement, vesting ceases on such Participant's Termination Date.

              11.    PERFORMANCE SHARES.

                             11.1    Awards of Performance Shares.    A Performance Share Award is an award to an eligible person denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to a Performance Share Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

                             11.2    Terms of Performance Shares.    The Committee will determine, and each Performance Share Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect on each award of Performance Shares of the Participant's Termination. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. No Participant will be eligible to receive more than $1,000,000 in Performance Shares in any calendar year under this Plan.

                             11.3    Form and Timing of Settlement.    The portion of an award of Performance Shares being settled shall be paid currently.

                             11.4    Termination During Performance Period.    Except as may be set forth in the Participant's Performance Share Agreement, vesting ceases on such Participant's Termination Date.

              12.    PAYMENT FOR SHARE PURCHASES.

                             12.1    Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

                                            (a)          by cancellation of indebtedness of the Company to the Participant;

                                            (b)          by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

                                            (c)          by waiver of compensation due or accrued to the Participant for services rendered or services to be rendered to the Company or a Parent or Subsidiary of the Company;

                                            (d)          by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

                                            (e)          by any combination of the foregoing; or

                                            (f)          by any other method approved by the Board.

              13.    WITHHOLDING TAXES.

                             13.1    Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan or the applicable tax event occurs, the Company may require the Participant to remit to the Company, or to the Parent or Subsidiary employing the Participant, an amount sufficient to satisfy federal, state and local withholding tax requirements or any other tax or social insurance liability legally due from the Participant prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax and social insurance requirements or any other tax liability legally due from the Participant.

                             13.2    Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion require or allow the Participant to satisfy the minimum withholding tax obligation by (i) paying cash, (ii) electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or (iv) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company. All elections by a Participant ~~to have Shares withheld~~ for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

              14.    TRANSFERABILITY.

                             14.1    General Rule.    Except as otherwise provided in this Section 14, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

                             14.2    All Awards other than NQSOs.    All Awards other than NQSOs shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, or (B) the Participant's guardian or legal representative; and (ii) after the Participant's death, by the legal representative of the Participant's heirs or legatees.

                             14.3    NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant's lifetime only by (A) the Participant, (B) the Participant's guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by "permitted transfer;" and (ii) after the Participant's death, by the legal representative of the Participant's heirs or legatees. "Permitted transfer" means, as authorized by this Plan and the Committee in an NQSO, any transfer effected by the Participant during the Participant's lifetime of an interest in such NQSO but only such transfers which are by gift or domestic relations order. A permitted transfer does not include any transfer for value and neither of the following are transfers for value: (a) a transfer under a domestic relations order in settlement of marital property rights or (b) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members or the Participant in exchange for an interest in that entity.

              15.    PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

                             15.1    Voting and Dividends.    No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's Exercise Price pursuant to Section 15.2.

                             15.2    Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a "Right of Repurchase") a portion of or all Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of the Participant's Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Purchase Price or Exercise Price, as the case may be.

              16.    CERTIFICATES.    All ~~certificates for~~ Shares or other securities, whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.

              17.    ESCROW; PLEDGE OF SHARES.    To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant's obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant's Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.

              18.    EXCHANGE AND BUYOUT OF AWARDS.    Except in connection with a (i) Corporate Transaction or a (ii) stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or other similar change in the capital structure of the Company, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash or other Awards (including Options or SARs) with an exercise price that is less than the exercise price of the original Option or SAR without prior shareholder approval.

              19.    SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the

Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

              20.    NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant's employment or other relationship at any time, with or without cause.

              21.    CORPORATE TRANSACTIONS.

                             21.1    Assumption or Replacement of Awards by Successor.    In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine.

                             21.2    Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise or settlement of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an award, such new Award may be granted with a similarly adjusted Exercise Price.

                             21.3    Outside Directors' Awards.    Notwithstanding any provision to the contrary, in the event of a Corporate Transaction, the vesting of all Awards granted to Outside Directors pursuant to Section 6 of this Plan will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines.

              22.    ADOPTION AND SHAREHOLDER APPROVAL.    This Plan shall be submitted for the approval of the Company's shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.

              23.    TERM OF PLAN/GOVERNING LAW.    This Plan became effective on the Effective Date. Unless earlier terminated as provided herein, this Plan ~~will become effective on the Effective Date and~~ will terminate ten (10) years from the ~~date this Plan is adopted by the Board~~New Effective Date. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

              24.    AMENDMENT OR TERMINATION OF PLAN.    The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant's Award shall be governed by the version of this Plan then in effect at the time such Award was granted.

              25.    NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

              26.    INSIDER TRADING POLICY.    Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company's securities by employees, officers and/or directors of the Company.

              27.    ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY.    All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant's employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.

              28.    ~~27.~~ DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

              "Award" means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.

              "Award Agreement" means, with respect to each Award, the signed written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award.

              "Board" means the Board of Directors of the Company.

              "Cause" means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee's employment.

              "Code" means the Internal Revenue Code of 1986, as amended.

              "Committee" means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

              "Company" means Shutterfly, Inc. or any successor corporation.

              "Corporate Transaction" means (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company and the Awards granted under the Plan are assumed or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a dissolution or liquidation of the Company, (c) the sale of substantially all of the assets of the Company, (d) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company; or (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

              "Disability" means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

              "Effective Date" means the date of the underwritten initial public offering of the Company's Common Stock pursuant to a registration statement ~~is~~that was declared effective by the SEC.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Exercise Price" means, with respect to an Option, the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.

              "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                             (a)           if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                             (b)           if such Common Stock is publicly traded but is not listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable;

                             (c)           in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company's Common Stock ~~are~~were initially offered for sale to the public by the Company's underwriters in the initial public offering of the Company's Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

                             (d)           if none of the foregoing is applicable, by the Board or the Committee in good faith.

              "Family Member" includes any of the following:

                             (a)           ~~(e)~~ child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

                             (b)           ~~(f)~~ any person (other than a tenant or employee) sharing the Participant's household;

                             (c)           ~~(g)~~ a trust in which the persons in (a) and (b) or the Participant have more than fifty percent of the beneficial interest;

                             (d)           ~~(h)~~ a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

                             (e)           ~~(i)~~ any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

              "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to Section 16 of the Exchange Act.

              "New Effective Date" means [Date], 2015.

              "Option" means an award of an option to purchase Shares pursuant to Section 5.

              "Option Agreement" means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

              "Outside Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

              "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              "Participant" means a person who receives an Award under this Plan.

              "Performance Factors" means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies), either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee ~~and~~with respect to applicable ~~to~~ Awards have been satisfied:

  •
  Profit Before Tax;

  •
  Billings;

  •
  Revenue;

  •
  Net revenue ~~and/or net revenue growth~~;

  •
  ~~Earnings per share and/or earnings per share growth;~~

  •
  Earnings ~~before income taxes and amortization and/or~~(which may include earnings before ~~income taxes and amortization growth~~interest and taxes, earnings before taxes, and net earnings);

  •
  Operating income ~~and/or operating income growth~~;

  •
  Operating margin;

  •
  Operating profit;

  •
  Controllable operating profit, or net operating profit;

  •
  Net Profit;

  •
  Gross margin;

  •
  Operating expenses or operating expenses as a percentage of revenue;

  •
  Net ~~income and/or net~~ income ~~growth~~;

  •
  Earnings per share;

  •
  Total stockholder return ~~and/or total~~;

  •
  Market share;

  •
  Return on assets or net assets;

  •
  The Company's stock price;

  •
  Growth in stockholder ~~return growth~~value relative to a pre-determined index;

  •
  Return on equity;

  •
  ~~Operating cash flow return on income;~~Return on invested capital;

  •
  ~~Adjusted~~Cash Flow (including free cash flow or operating cash flows ~~return on income~~)

  •
  Cash conversion cycle;

  •
  Economic value added;

  •
  Individual confidential business objectives; ~~and~~

  •
  Contract awards or backlog;

  •
  Overhead or other expense reduction;

  •
  Credit rating;

  •
  Strategic plan development and implementation;

  •
  Succession plan development and implementation;

  •
  Improvement in workforce diversity;

  •
  Customer indicators;

  •
  New product invention or innovation;

  •
  Attainment of research and development milestones;

  •
  Improvements in productivity;

  •
  Bookings;

  •
  Attainment of objective operating goals and employee metrics; and

  •
  ~~Company specific operational metrics.~~Any other metric that is capable of measurement as determined by the Committee.

              The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments (based on objective standards) to the Performance Factors to preserve the Committee's original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.

              "Performance Period" means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

              "Performance Share" means an Award granted pursuant to Section 11 of the Plan.

              "Performance Share Agreement" means an agreement evidencing a Performance Share Award granted pursuant to Section 11 of the Plan.

              "Plan" means this Shutterfly, Inc. 2006 Equity Incentive Plan, as amended and restated.

              "Purchase Price" means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.

              "Restricted Stock Award" means an award of Shares pursuant to Section 7 of the Plan.

              "Restricted Stock Purchase Agreement" means an agreement evidencing a Restricted Stock Award granted pursuant to Section 7 of the Plan.

              "Restricted Stock Unit" means an Award granted pursuant to Section 10 of the Plan.

              "RSU Agreement" means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.

              "SAR Agreement" means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 9 of the Plan.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

              "Stock Appreciation Right" means an Award granted pursuant to Section 9 of the Plan.

              "Stock Bonus" means an Award granted pursuant to Section 8 of the Plan.

              "Stock Bonus Agreement" means an agreement evidencing a Stock Bonus Award granted pursuant to Section 8 of the Plan.

              "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

              "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee;

provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Committee may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant's returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this definition of "Termination," an employee shall have Terminated employment as of the date he or she ceases to provide services (regardless of whether the Termination is in breach of local employment laws or is later found to be invalid) and employment shall not be extended by any notice period or garden leave mandated by local law, provided however, that a change in status from an employee to a consultant or advisor or from a consultant or advisor to an employee shall not be deemed a cessation of services, unless determined otherwise by the Committee in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

              "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

Appendix B
SUPPLEMENTAL INFORMATION REGARDING PARTICIPANTS

              The following tables ("Directors and Nominees" and "Officers and Employees") set forth the name and business address of our directors and nominees, and the name, present principal occupation and business address of our officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be participants in our solicitation of proxies from our stockholders in connection with our 2015 Annual Meeting of Stockholders (collectively, the "Participants").

Directors and Nominees

              The principal occupations of our directors and nominees are set forth under the section above titled "Proposal No. 1-Election of Directors" of this Proxy Statement. The name and business addresses of the organization of employment of our directors and nominees are as follows:

Name	Business Address
Jeffrey T. Housenbold	Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065
Philip A. Marineau	LNK Partners, 81 Main Street, White Plains, NY 10601
Eric J. Keller	N/A
Stephen J. Killeen	The Carbon Neutral Company, 545 Madison Avenue, 14th Floor, New York, NY 10022
Nancy J. Schoendorf	Mohr Davidow Ventures, 3000 Sand Hill Road, Suite 290, Menlo Park, CA 94025
Brian T. Swette	Sweet Earth Natural Foods, 207A 16th Street, Pacific Grove, CA 93950
James N. White	Sutter Hill Ventures, 755 Page Mill Road, Suite A-200, Palo Alto CA 94304
Michael P. Zeisser	N/A

Officers and Employees

              The principal occupations of our executive officers and employees who are considered Participants are set forth below. The principal occupation refers to such person's position with the Company, and the business address for each person is Shutterfly, Inc., 2800 Bridge Parkway, Redwood City, California 94065.

Name	Title
Jeffrey T. Housenbold	President and Chief Executive Officer
Brian Regan	Senior Vice President, Chief Financial Officer
Charlotte Falla	Vice President, Legal and General Counsel
Gretchen Sloan	Senior Director, Communications

Information Regarding Ownership of Company Securities by Participants

              The number of shares of Shutterfly Common Stock held by our directors and named executive officers as of April 24, 2015 is set forth under the "Security Ownership of Certain Beneficial Owners and Management" section of this Proxy Statement.

              The following table sets forth the number of shares held as of April 24, 2015 by our other employees who are deemed Participants in our solicitation of proxies. Except as otherwise noted below, each person identified in the table below, to our knowledge, has sole voting and investment power with respect to the securities they hold, other than property rights of spouses.

	Amount and Nature of Beneficial Ownership
Name	Number	Percentage
Charlotte Falla (1)	5,418	*
Gretchen Sloan (2)	3,091	*

*
Less than one percent

(1)
Consists of 5,418 shares over which Ms. Falla has sole voting and dispositive power.

(2)
Consists of 3,091 shares Ms. Sloan has the right to acquire pursuant to outstanding options exercisable within 60 days of April 24, 2015.

Information Regarding Transactions in the Company's Securities by Participants

              The following table sets forth information regarding purchases and sales of the Company's securities by each Participant during the past two years. All transactions were in the public market or pursuant to the Company's equity incentive plans. Each restricted stock unit or performance-based restricted stock unit represents a contingent right to receive one share of Shutterfly common stock. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Company Securities Purchased or Sold from April 1, 2013 to April 6, 2015

Name	Transaction Date	Number of Shares	Transaction Description
Jeffrey T. Housenbold
	4/11/2013	27,458	Exercise of stock options and acquisition of common stock
	4/11/2013	(27,485)	Sale of common stock
	4/12/2013	4,084	Exercise of stock options and acquisition of common stock
	4/12/2013	(13,504)	Sale of common stock
	4/16/2013	(180)	Sale of common stock
	4/23/2013	(6,050)	Sale of common stock
	4/24/2013	(10,655)	Sale of common stock
	4/25/2013	(117,482)	Sale of common stock
	4/26/2013	(4,600)	Sale of common stock
	4/30/2013	(30,803)	Sale of common stock
	5/2/2013	(8,271)	Sale of common stock
	8/5/2013	(209,159)	Sale of common stock
	8/6/2013	(20,841)	Sale of common stock
	2/18/2014	97,292	Vesting of restricted stock units and acquisition of common stock
	2/18/2014	115,001	Vesting of performance-based restricted stock units and acquisition of common stock
	2/18/2014	75,600	Grant of restricted stock unit award
	2/21/2014	(131,760)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units
	2/24/2014	(48,909)	Sale of common stock
	3/24/2014	(39,979)	Sale of common stock
	4/21/2014	(39,979)	Sale of common stock
	11/20/2014	162,000	Grant of restricted stock unit award
	2/17/2015	97,291	Vesting of restricted stock units and acquisition of common stock
	2/17/2015	66,666	Vesting of performance-based restricted stock units and acquisition of common stock
	2/17/2015	48,333	Vesting of performance-based restricted stock units and acquisition of common stock
	2/17/2015	(9,994)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units

Name	Transaction Date	Number of Shares	Transaction Description
	2/18/2015	(135,579)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of restricted stock units and performance-based restricted stock units
	2/26/2015	(133,950)	Sale of common stock
Philip A. Marineau
	5/20/2013	1,511	Vesting of restricted stock units and acquisition of common stock
	5/21/2013	5,797	Grant of restricted stock unit award
	5/28/2013	1,210	Vesting of restricted stock units and acquisition of common stock
	5/21/2014	7,105	Grant of restricted stock unit award
	5/27/2014	1,209	Vesting of restricted stock units and acquisition of common stock
	7/2/2014	54,000	Exercise of stock options and acquisition of common stock
	7/2/2014	(54,000)	Sale of common stock
	8/1/2014	400	Exercise of stock options and acquisition of common stock
	8/1/2014	(400)	Sale of common stock
	1/2/2015	4,440	Exercise of stock options and acquisition of common stock
	1/2/2015	(4,440)	Sale of common stock
	1/26/2015	2,280	Exercise of stock options and acquisition of common stock
	1/26/2015	(2,280)	Sale of common stock
	2/2/2015	4,440	Exercise of stock options and acquisition of common stock
	2/2/2015	(4,440)	Sale of common stock
	2/3/2015	2,220	Exercise of stock options and acquisition of common stock
	2/3/2015	(2,220)	Sale of common stock
	3/4/2015	6,660	Exercise of stock options and acquisition of common stock
	3/4/2015	(6,660)	Sale of common stock
	4/1/2015	6,660	Exercise of stock options and acquisition of common stock
	4/1/2015	(6,660)	Sale of common stock
Eric J. Keller
	5/20/2013	1,511	Vesting of restricted stock units and acquisition of common stock
	5/21/2013	4,779	Grant of restricted stock unit award
	5/28/2013	1,210	Vesting of restricted stock units and acquisition of common stock
	11/1/2013	9,606	Exercise of stock options and acquisition of common stock
	11/1/2013	(9,606)	Sale of common stock
	11/4/2013	11,713	Exercise of stock options and acquisition of common stock
	11/4/2013	(11,713)	Sale of common stock
	5/21/2014	5,858	Grant of restricted stock unit award
	5/27/2014	1,209	Vesting of restricted stock units and acquisition of common stock

Name	Transaction Date	Number of Shares	Transaction Description
	2/12/2015	10,000	Exercise of stock options and acquisition of common stock
	2/12/2015	(10,000)	Sale of common stock
Stephen J. Killeen
	5/20/2013	1,511	Vesting of restricted stock units and acquisition of common stock
	5/20/2013	(1,778)	Sale of common stock
	5/21/2013	4,068	Grant of restricted stock unit award
	5/23/2013	(489)	Sale of common stock
	5/28/2013	1,210	Vesting of restricted stock units and acquisition of common stock
	6/7/2013	15,000	Exercise of stock options and acquisition of common stock
	6/7/2013	(15,000)	Sale of common stock
	6/19/2013	2,740	Exercise of stock options and acquisition of common stock
	6/19/2013	(13,562)	Sale of common stock
	5/21/2014	4,986	Grant of restricted stock unit award
	5/27/2014	1,209	Vesting of restricted stock units and acquisition of common stock
Nancy J. Schoendorf
	5/20/2013	1,511	Vesting of restricted stock units and acquisition of common stock
	5/21/2013	4,474	Grant of restricted stock unit award
	5/28/2013	1,210	Vesting of restricted stock units and acquisition of common stock
	2/12/2014	15,000	Purchase of common stock in the open market
	5/21/2014	5,484	Grant of restricted stock unit award
	5/27/2014	1,209	Vesting of restricted stock units and acquisition of common stock
Brian T. Swette
	5/20/2013	1,511	Vesting of restricted stock units and acquisition of common stock
	5/21/2013	4,068	Grant of restricted stock unit award
	5/28/2013	1,210	Vesting of restricted stock units and acquisition of common stock
	5/21/2014	4,986	Grant of restricted stock unit award
	5/27/2014	1,209	Vesting of restricted stock units and acquisition of common stock
James N. White
	05/21/2013	4,068	Grant of restricted stock unit award
	05/21/2014	4,986	Grant of restricted stock unit award
Michael P. Zeisser
	5/21/2013	4,068	Grant of restricted stock unit award
	5/21/2014	4,986	Grant of restricted stock unit award
Brian M. Regan
	9/18/2013	(18,239)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	9/19/2013	(20,511)	Sale of common stock

Name	Transaction Date	Number of Shares	Transaction Description
	2/18/2014	2,000	Vesting of performance-based restricted stock units and acquisition of common stock
	2/18/2014	10,000	Grant of restricted stock unit award
	2/21/2014	(1,560)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	2/24/2014	(2,440)	Sale of common stock
	9/17/2014	(19,251)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of restricted stock units
	1/22/2015	(5,000)	Sale of common stock
	2/13/2015	15,000	Grant of restricted stock unit award
	2/17/2015	2,000	Vesting of performance-based restricted stock units and acquisition of common stock
	2/17/2015	(1,612)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	2/18/2015	2,500	Vesting of performance-based restricted stock units and acquisition of common stock
	2/19/2015	(1,906)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
Charlotte Falla
	5/17/2013	2,000	Vesting of restricted stock units and acquisition of common stock
	5/20/2013	(758)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	6/7/2013	11,562	Exercise of stock options and acquisition of common stock
	6/7/2013	(11,562)	Sale of common stock
	6/14/2013	313	Exercise of stock options and acquisition of common stock
	6/14/2013	(313)	Sale of common stock
	7/15/2013	312	Exercise of stock options and acquisition of common stock
	7/15/2013	(312)	Sale of common stock
	8/14/2013	313	Exercise of stock options and acquisition of common stock
	8/14/2013	(313)	Sale of common stock
	9/16/2013	312	Exercise of stock options and acquisition of common stock
	9/16/2013	(312)	Sale of common stock
	10/14/2013	313	Exercise of stock options and acquisition of common stock
	10/14/2013	(313)	Sale of common stock

Name	Transaction Date	Number of Shares	Transaction Description
	11/15/2013	312	Exercise of stock options and acquisition of common stock
	11/15/2013	(312)	Sale of common stock
	12/20/2013	313	Exercise of stock options and acquisition of common stock
	12/20/2013	(313)	Sale of common stock
	2/4/2014	312	Exercise of stock options and acquisition of common stock
	2/4/2014	(312)	Sale of common stock
	2/13/2014	3,360	Grant of restricted stock unit award
	2/18/2014	6,417	Vesting of restricted stock units and acquisition of common stock
	2/18/2014	2,150	Vesting of performance-based restricted stock units and acquisition of common stock
	2/21/2014	(3,277)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	2/25/2014	313	Exercise of stock options and acquisition of common stock
	2/25/2014	(313)	Sale of common stock
	3/14/2014	312	Exercise of stock options and acquisition of common stock
	3/14/2014	(312)	Sale of common stock
	5/19/2014	2,000	Vesting of restricted stock units and acquisition of common stock
	5/20/2014	(758)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	7/2/2014	313	Exercise of stock options and acquisition of common stock
	7/2/2014	(313)	Sale of common stock
	7/2/2014	(621)	Sale of common stock
	12/5/2014	(1,664)	Sale of common stock
	2/17/2015	6,416	Vesting of restricted stock units and acquisition of common stock
	2/17/2015	2,150	Vesting of performance-based restricted stock units and acquisition of common stock
	2/18/2015	(3,437)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	2/18/2015	840	Vesting of restricted stock units and acquisition of common stock
	2/18/2015	360	Vesting of performance-based restricted stock units and acquisition of common stock
	2/19/2015	(459)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	2/23/2015	7,000	Grant of restricted stock unit award

Name	Transaction Date	Number of Shares	Transaction Description
Gretchen Sloan
	2/18/2014	1,700	Grant of restricted stock unit award
	2/18/2014	1,305	Vesting of restricted stock units and acquisition of common stock
	2/21/2014	(569)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	2/24/2014	(736)	Sale of common stock
	2/17/2015	1,303	Vesting of restricted stock units and acquisition of common stock
	2/18/2015	(583)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	2/18/2015	5,000	Grant of restricted stock unit award
	2/18/2015	425	Vesting of restricted stock units and acquisition of common stock
	2/19/2015	(189)	Common stock sold to satisfy tax withholding obligations in connection with the vesting of performance-based restricted stock units
	2/19/2015	(720)	Sale of common stock
	2/20/2015	(236)	Sale of common stock

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please indicate if you plan to attend this meeting. Yes No THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M93726-P67076 NOTE: To conduct any other business properly brought before the meeting. For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. SHUTTERFLY, INC. 2800 BRIDGE PARKWAY REDWOOD CITY, CA 94065 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to MacKenzie Partners, Inc., Proxy Tabulation, Madison Square Station, P.O. Box 865, New York, NY 10160-1051. SHUTTERFLY, INC. 1. Election of Class III Directors 2. To approve the amendment of Shutterfly's 2006 Equity Incentive Plan. 3. To approve, on an advisory basis, the compensation of Shutterfly's named executive officers. 4. To ratify the selection by the Audit Committee of our Board of Directors of PricewaterhouseCoopers LLP as Shutterfly's independent registered public accounting firm for the fiscal year ending December 31, 2015. Nominees The Board of Directors recommends you vote FOR ALL the following: The Board of Directors recommends you vote FOR proposals 2, 3 and 4. 01) Jeffrey T. Housenbold 02) Stephen J. Killeen 03) James N. White

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report/10-K Wrap are available at www.proxyvote.com. M93727-P67076 SHUTTERFLY, INC. Annual Meeting of Stockholders - June 12, 2015 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Jeffrey T. Housenbold and Brian M. Regan, and each of them, with full power of substitution, as proxies and attorneys-in-fact of the undersigned with all powers that the undersigned would possess if present at the Annual Meeting of Stockholders of Shutterfly, Inc. to be held June 12, 2015 at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065 and hereby authorizes each of them to represent and vote, as provided on the other side, all the shares of Shutterfly, Inc. Common Stock that the undersigned is entitled to vote at the meeting, and, in their discretion, to vote upon such other business as may properly come before the meeting, or at any adjournment or postponement thereof. The undersigned hereby revokes all proxies previously given to vote at the meeting or any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR ALL" THE NOMINEES IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. continued and to be signed on reverse side